Exhibit 10.8
                        CREDIT AGREEMENT

---------------------------------------------------------------------------


                        CREDIT AGREEMENT

                          by and among

                   GIANT CEMENT HOLDING, INC.
                     GIANT CEMENT COMPANY,
                    KEYSTONE CEMENT COMPANY,
             GIANT RESOURCE RECOVERY COMPANY, INC.,
                     GCHI INVESTMENTS, INC.
                              and
                     GIANT CEMENT NC, INC.

                          as Borrowers

                              and

       SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION,
                     as Agent and as Lender



                       December 20, 1996


___________________________________________________________________________

                       TABLE OF CONTENTS

                                                             Page

                           ARTICLE I
                      Definitions and Terms


     1.1     Definitions                                        2
     1.2     Accounting Terms                                  16
     1.3     UCC Terms                                         16

                          ARTICLE II
                  The Revolving Credit Facility


     2.1     Revolving Loans                                   17
     2.2     Payment of Interest                               19
     2.3     Payment of Principal                              20
     2.4     Revolving Credit Notes                            20
     2.5     Pro Rata Payments                                 21
     2.6     Reductions                                        21
     2.7     Conversions                                       21
     2.8     Fee.                                              22
     2.9     Deficiency Advances                               22
     2.10    Use of Proceeds                                   22
     2.11    Extension of Revolving Credit Termination Date    22
     2.12    Appointment of Giant Holding and Authorized
     Representatives as Agents for the Borrowers.              23

                         ARTICLE IIA
                 The Letter of Credit Facility


2A.1  Letters of Credit                                        23
2A.2  Reimbursement                                            23
2A.3  Letter of Credit Fee                                     26
2A.4  Administrative Fees                                      27

                         ARTICLE III
                Yield Protection and Illegality

     3.1     Additional Costs                                  27
     3.2     Suspension of Loans                               28
     3.3     Illegality                                        29
     3.4     Compensation                                      29
     3.5     Alternate Loan and Lender                         29
     3.6     Taxes                                             30

                          ARTICLE IV
                      Conditions Precedent


     4.1     Conditions of Initial Advance and Issuance
             of Letters of Credit                              31
     4.2     Conditions of Revolving Loans and Issuance
             of Letters of Credit                              34

                           ARTICLE V
                  Representations and Warranties


     5.1     Organization and Authority                        35
     5.2     Loan Documents                                    35
     5.3     Solvency                                          36
     5.4     Subsidiaries and Stockholders                     36
     5.5     Ownership Interests                               36
     5.6     Financial Condition                               36
     5.7     Title to Properties                               36
     5.8     Taxes                                             37
     5.9     Other Agreements                                  37
     5.10    Litigation                                        37
     5.11    Margin Stock                                      37
     5.12    Investment Company                                37
     5.13    Patents, Etc.                                     38
     5.14    No Untrue Statement                               38
     5.15    No Consents, Etc.                                 38
     5.16    Employee Benefit Plans                            38
     5.17    No Default                                        39
     5.18    Hazardous Materials                               39
     5.19    RICO                                              39
     5.20    Employment Matters                                40

                           ARTICLE VI
                      Affirmative Covenants


     6.1     Financial Reports, Etc.                           40

     6.2     Maintain Properties                               41
     6.3     Existence, Qualification, Etc.                    41
     6.4     Regulations and Taxes                             42
     6.5     Insurance                                         42
     6.6     True Books                                        42
     6.7     Pay Indebtedness to Lenders and
             Perform Other Covenants                           42
     6.8     Payment of Other Indebtedness                     42
     6.9     Right of Inspection                               42
     6.10    Observe all Laws                                  43
     6.11    Officer's Knowledge of Default                    43
     6.12    Suits or Other Proceedings                        43
     6.13    Environmental Compliance                          43
     6.14    Indemnification                                   43
     6.15    Further Assurances                                43
     6.16    Employee Benefit Plans                            43
     6.17    Termination Events                                44
     6.18    ERISA Notices                                     44
     6.19    Continued Operations                              44
     6.20    Use of Proceeds                                   44
     6.21    New Subsidiaries                                  44
     6.22    Substitution Letters of Credit                    45

                          ARTICLE VII
                       Negative Covenants


     7.1     Consolidated Indebtedness for Money
             Borrowed to Consolidated
             Tangible Net Worth Ratio                          45
     7.2     Consolidated Fixed Charge Ratio                   46
     7.3     Current Ratio                                     46
     7.4     Capital Expenditures                              46
     7.5     Consolidated Tangible Net Worth                   46
     7.6     Liens                                             46
     7.7     Consolidated Indebtedness                         47
     7.8     Transfer of Assets                                48
     7.9     Investments; Acquisitions.                        48
     7.10    Merger or Consolidation                           49
     7.11    Change in Control                                 49
     7.12    Transactions with Affiliates                      50
     7.13    Compliance with ERISA                             50
     7.14    Fiscal Year                                       51
     7.15    Limitations on Sales and Leasebacks               51
     7.16    Negative Pledge Clauses                           51

                         ARTICLE VIII
              Events of Default and Acceleration


     8.1     Events of Default                                 51
     8.2     Agent to Act                                      54
     8.3     Cumulative Rights                                 54
     8.4     No Waiver                                         54
     8.5     Allocation of Proceeds                            55

                            ARTICLE IX
                            The Agent


     9.1     Appointment                                       55
     9.2     Attorneys-in-fact                                 55
     9.3     Limitation on Liability                           56
     9.4     Reliance                                          56
     9.5     No Representations                                56
     9.6     Indemnification                                   57
     9.7     Lender                                            57
     9.8     Resignation                                       57
     9.9     Sharing of Payments, etc                          58
     9.10    Fees                                              58

                            ARTICLE X
                          Miscellaneous


     10.1    Confidentiality.                                  58
     10.2    Assignments and Participations                    59
     10.3    Notices                                           61
     10.4    Setoff                                            62
     10.5    Survival                                          62
     10.6    Expenses                                          63
     10.7    Amendments                                        63
     10.8    Counterparts                                      64
     10.9    Termination                                       64
     10.10   Governing Law                                     64
     10.11   Indemnification                                   66
     10.12   Headings and References                           66
     10.13   Severability.                                     66
     10.14   Entire Agreement                                  66

     10.15   Agreement Controls                                66
     10.16   Usury Savings Clause                              66
     10.17   Joint and Several Obligations                     67



EXHIBIT A    Applicable Commitment Percentages                A-1
EXHIBIT B    Form of Assignment and Acceptance                B-1
EXHIBIT C    Notice of Appointment (or Revocation) of
             AuthorizedRepresentative                         C-1
EXHIBIT D    Giant Cement Holding, Inc.Request For Advance/Interest
             Rate Election                                    D-1
EXHIBIT E    Form of Revolving Note                           E-1
EXHIBIT F    Form of Security Agreement                       F-1
EXHIBIT G    Form of Opinion of Borrowers' Counsel            G-1
EXHIBIT H    Compliance Certificate                           H-1


Schedule 5.5      Ownership Interests
Schedule 5.6      Indebtedness
Schedule 5.7      Liens
Schedule 5.16     Employee Benefit Plans
Schedule 5.18     Hazardous Materials
Schedule 7.9      Investments

                        Credit Agreement

     THIS CREDIT AGREEMENT, dated as of December 20, 1996 (the "Agreement"), is made by and among GIANT CEMENT HOLDING, INC., a Delaware corporation ("Giant Holding"), GIANT CEMENT COMPANY, a Delaware corporation and wholly owned subsidiary of Giant Holding ("Giant Cement"), KEYSTONE CEMENT COMPANY, a Pennsylvania corporation and wholly owned subsidiary of Giant Holding ("Keystone"), GIANT RESOURCE RECOVERY COMPANY, INC., a Delaware corporation and wholly owned subsidiary of Giant Holding ("Giant Resource"), GCHI INVESTMENTS, INC., a Delaware corporation and wholly owned subsidiary of Giant Holding ("GCHI"), and GIANT CEMENT NC, INC., a South Carolina corporation and wholly owned subsidiary of Giant Holding ("Giant NC") (Giant Holding, Giant Cement, Keystone, Giant Resource, GCHI and Giant NC are also referred to individually herein as a "Borrower" and collectively as the "Borrowers"), SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, in its capacity as a Lender, and each other lender executing and delivering a signature page hereto and each other lender which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 10.1 hereof (hereinafter such lenders may be referred to individually as a "Lender" or collectively as the "Lenders"), and SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America ("SouthTrust"), in its capacity as agent for the Lenders (in such capacity, and any successor appointed in accordance with the terms of Section 9.8 hereof, the "Agent");

                      W I T N E S S E T H:
                      -------------------
     WHEREAS, the Borrowers have requested that the Lenders make available to the Borrowers credit facilities consisting of a revolving credit facility in the maximum aggregate principal amount at any time outstanding of $30,000,000 and a letter of credit facility of up to $2,000,000, the proceeds of such credit facilities to be used to refinance certain existing long term indebtedness and outstanding letters of credit and for general working capital needs; and

     WHEREAS, the Lenders are willing to make the credit facilities available to the Borrowers upon the terms and conditions set forth herein;

     NOW, THEREFORE, each of the Borrowers, the Lenders and the Agent hereby agree as follows:

                           ARTICLE I

                     Definitions and Terms
                     ---------------------
     I.1 Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

          "Accounts" means all Accounts of the Borrowers as defined in the Security Agreement;

          "Account Debtor" means any Person who is or who may become obligated to any Borrower under or on account of an Account;

          "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person for which the Cost of Acquisition equals or exceeds $1,000,000;

          "Advance" means any borrowing under the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan;

          "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, any Borrower; (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of any Borrower; or (iii) 10% or more of any class of the outstanding voting stock (or in the case of a Person which  is  not  a corporation, 10% or more of the equity interest)  of which is beneficially owned or held by any Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise;

          "Applicable Commitment Percentage" means, with respect to each Lender at any time, a fraction, the numerator of which shall be the sum of such Lender's Revolving Credit Commitment and Letter of Credit Commitment at such time and the denominator of which shall be the sum of the Total Revolving Credit Commitment and the Total Letter of Credit Commitment at such time, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A attached hereto and incorporated herein by reference; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 10.1 hereof;

          "Applications for Letters of Credit" means, collectively, the applications for letters of credit in the form provided by the Issuing Bank and executed by the Borrowers from time to time and delivered to Issuing Bank to support the issuance of Letters of Credit;

          "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled
     in)  delivered  to  the Agent in connection with an  assignment  of  a
     Lender's  interest  under  this Agreement  pursuant  to  Section  10.1 hereof;

          "Authorized Representative" means the President or Vice President of Giant Holding or, with respect to financial matters, the chief financial officer or treasurer of Giant Holding or any other person expressly designated by the Board of Directors (or the appropriate committee thereof) of each Borrower as an Authorized Representative of all Borrowers, as set forth from time to time in a certificate in the form attached hereto as Exhibit C;

          "Base Rate" means the per annum rate of interest established from time to time by SouthTrust at its principal office as its Base Rate. Any change in the Base Rate shall become effective as of 12:01 A.M. of the Business Day on which each change in the Base Rate is announced by SouthTrust. The Base Rate is a reference rate used by SouthTrust in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor;

          "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base Rate;

          "Board" means the Board of Governors of the Federal Reserve System (or any successor body);

          "Borrowers'  Account"  means  a  demand  deposit  account  number
     60797104 with SouthTrust Bank of South Carolina, N.A., or any successor account with the Agent or an affiliate, which may be maintained at one or more offices of the Agent or an agent of the Agent;

          "Business Day" means, (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the State of Alabama are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Birmingham, Alabama;

          "Capital Expenditures" means, with respect to the Borrowers, for any period, expenditures or costs in connection with Capital Leases and costs for fixed or capital assets or improvements made by any Borrower during such period which in accordance with GAAP applied on a Consistent Basis are characterized as capital expenditures;

          "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof;

          "Closing Date" means the date as of which this Agreement is executed by each of the Borrowers, the Lenders and the Agent and on which the conditions set forth in Section 4.1 hereof have been satisfied;

          "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder;

          "Collateral" has, collectively, the meaning given to such term in each Security Instrument in which it may appear;

          "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited consolidated financial statements of the Borrowers referred to in Section 5.6(a) hereof;

          "Consolidated Current Assets" means all items that would be classified as current assets on a consolidated balance sheet of the Borrowers in accordance with GAAP applied on a Consistent Basis;

          "Consolidated Current Liabilities" means all items that would be classified as current liabilities on a consolidated balance sheet of the Borrowers, including all current maturities of long term Consolidated Indebtedness for Money Borrowed, in accordance with GAAP applied on a Consistent Basis;

          "Consolidated EBITDA" means, with respect to the Borrowers for any period of computation thereof, the sum of, without duplication,
     (i) Consolidated Net Income during such period, plus (ii) Consolidated Interest Expense accrued during such period, plus (iii) taxes on income accrued during such period, plus (iv) amortization during such period, plus (v) Depreciation during such period, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

          "Consolidated Fixed Charge Ratio" means, with respect to the Borrowers for the period of computation thereof, the ratio of (i) Consolidated EBITDA for such period plus Consolidated Lease Expense for such period, to (ii) Consolidated Fixed Charges for such period;

          "Consolidated Fixed Charges" means, with respect to the Borrowers for any period of computation thereof, the sum of, without duplication, (i) Consolidated Interest Expense during such period, plus (ii) Consolidated Lease Expense during such period, plus
     (iii) current maturities of Consolidated Indebtedness for Money Borrowed actually paid during such period, all determined in accordance with GAAP applied on a Consistent Basis;

          "Consolidated Indebtedness" means, as of any date on which the amount thereof is to be determined, all Indebtedness of the Borrowers as determined on a consolidated basis;

          "Consolidated Indebtedness for Money Borrowed" means, as of any date on which the amount thereof is to be determined, all Indebtedness for Money Borrowed of the Borrowers, exclusing for purposes of Section
     7.1 the undrawn amount of letters of credit, as determined on a consolidated basis;

          "Consolidated Interest Expense" means, for any period of computation thereof, the gross interest expense of the Borrowers, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including, without limitation, fees payable in respect of a Swap Agreement) payable in connection with the incurrence of Consolidated Indebtedness to the extent included in gross interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

          "Consolidated Lease Expense" means, for any period of computation thereof, all amounts paid or accrued by the Borrowers during such period under operating leases (whether or not constituting rental expense), as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

          "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrowers (including payments received by the Borrowers of interest income and dividends and distributions from investments not related to an extraordinary event) less all operating and non-operating expenses of the Borrowers all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding as income for all purposes other than the computations required under Section 7.5(ii)(B) the aggregate amount of all of the following in excess of $500,000: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of any Borrower, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other net gain or credit of an extraordinary nature, all determined in accordance with GAAP applied on a Consistent Basis;

          "Consolidated Shareholders' Equity" means, as of any date on which the amount thereof is to be determined, the sum of the following in respect of the Borrowers (excluding any upward adjustment after the Closing Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), minus (iv) the amount of any treasury stock, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

          "Consolidated Tangible Net Worth" means, with respect to the Borrowers as of any date on which the amount thereof is to be determined, Consolidated Shareholders' Equity minus the net book value of all assets of the Borrowers which would be treated as intangible assets determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

          "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

               (1) to purchase such Indebtedness or other obligation or any property or assets constituting security therefor;

               (2) to advance or supply funds in any manner (i) for the purchase or payment of such Indebtedness or other obligation, or
          (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

               (3) to grant or convey any lien, security interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

               (4) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

               (5) otherwise to assure the owner of the Indebtedness or such obligation of the primary obligor against loss in respect thereof;

          "Cost of Acquisition" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of any Borrower to be transferred in connection therewith, (ii) any cash or other property (excluding property described in clause (i)) and the unpaid principal amount of any debt instrument given as consideration, (iii) any Indebtedness assumed by any Borrower in connection with such Acquisition, and (iv) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such a transaction, and other similar transaction costs so incurred. For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of Giant Holding shall be valued (I) at its market value as reported on the Nasdaq National Market System with respect to shares that are freely tradeable, and
     (II) with respect to shares that are not freely tradeable, as determined by the Board of Directors of Giant Holding and, if requested by the Agent, determined to be a reasonable valuation by an independent firm selected by the Agent, (B) the capital stock of any Borrower other than Giant Holding shall be valued as determined by the Board of Directors of such Borrower and, if requested by the Agent, determined to be a reasonable valuation by an independent firm selected by the Agent, and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion;

          "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder;

          "Depreciation" means, with respect to the Borrowers for any period of computation thereof, the aggregate amount of depreciation accrued during such period as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

          "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America;

          "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

                (i) direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America;

              (ii) obligations of any corporation organized under the laws of any state of the United States or under the laws of any other nation, payable in the United States, expressed to mature not later than 90 days following the date of issuance thereof and rated in an investment grade rating category by Standard & Poor's Corporation and Moody's Investors Service, Inc.; and

              (iii) interest bearing demand or time deposits issued by any Lender or certificates of deposit, bankers acceptances and other "money market instruments" maturing within one hundred eighty
          (180) days from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $1,000,000;

          "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Borrower or is assumed by any Borrower in connection with any acquisition or any of its ERISA Affiliates or (b) has at any time been maintained for the employees of any Borrower or any current or former ERISA Affiliate;

          "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material;

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder;

          "ERISA Affiliate", as applied to any Borrower, means any Person or trade or business which is a member of a group which is under common control with such Borrower, who together with such Borrower, is treated as a single employer within the meaning of Section 414(b) and
     (c) of the Code;

          "Eurodollar Rate Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate;

          "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

           Eurodollar =       Interbank Offered Rate         +   1.75%
              Rate       --------------------------------
                         1- Eurodollar Reserve Percentage

          "Eurodollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Loans is determined), whether or not the Agent has any Eurocurrency liabilities subject to such requirements without benefits of credits or proration, exceptions or offsets that may be available from time to time to Agent. The
     Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage;

          "Event of Default" means any of the occurrences set forth as such in Section 8.1 hereof;

          "Facilities" means the Revolving Credit Facility and the Letter of Credit Facility;

          "Fiscal Year" means the fiscal year of the Borrowers ending on each December 31;

          "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan;

          "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Borrowers, taken together as one accounting period;

          "GAAP" means Generally Accepted Accounting Principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended;

          "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether a state of the United States, the United States or foreign;

          "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law;

          "Indebtedness" means with respect to any Person, (i) all Indebtedness for Money Borrowed, (ii) the undrawn face amount of, and unpaid Reimbursement Obligations in respect of, all letters of credit issued for the account of such Person; (iii) all indebtedness of such Person for the acquisition of property, (iv) all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, (v) all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), (vi) all Contingent Obligations, (vii) all Rate Hedging Obligations and (viii) that portion of obligations with respect to Capital Leases and each other item which in accordance with GAAP is classified as a liability on a balance sheet; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits and reserves, trade payables, accrued expenses and deferred compensation obligations and trade payables and accrued expenses incurred in the ordinary course of business;

          "Indebtedness for Money Borrowed" means with respect to any Person determined on a consolidated basis, all Indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money, other than trade payables and accrued expenses incurred in the ordinary course of business;

          "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the average (rounded upward to the nearest one-sixteenth (1/16) of one percent) per annum rate of interest determined by the office of the Agent then determining such rate (each such determination to be conclusive and binding) as of three Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in Dollars are being, have been, or would be offered or quoted by Agent to major banks in the applicable interbank market for Eurodollar deposits at any time during the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the Eurodollar Rate Loan;

          "Interest Period" for each Eurodollar Rate Loan means a period commencing on the date such Eurodollar Rate Loan is made or converted and each subsequent period commencing on the last day of the immediately preceding Interest Period for such Eurodollar Rate Loan, and ending on the date 30, 60 or 90 days thereafter either as notified to the Agent by the Authorized Representative three (3) Business Days prior to the beginning of such Interest Period by delivery of a Request for Advance/Interest Rate Election or as otherwise determined in accordance with Section 2.1(d)(iii) hereof; provided, that,

                     (i) if an Interest Period for a Eurodollar Rate Loan would end on a day which is not a Business Day such Interest Period shall be extended to the next Business Day; and

                (ii) there shall not be more than five (5) Interest Periods in effect on any day;

          "Inventory" means all Inventory of the Borrowers as defined in the Security Agreement;

          "Issuing Bank" means South Trust Bank of Alabama, National Association, or any successor or replacement bank, as issuer of Letters of Credit in accordance with Article IIA hereof;

          "Lending Office" means, as to each Lender, the Lending Office of such Lender designated on the signature pages hereof or in an Assignment and Acceptance or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Authorized Representative and the Agent as the office by which its Loans are to be made and maintained;

          "Letter of Credit" means any Standby Letter of Credit issued by Issuing Bank for the account of the Borrowers as described in Article IIA hereof;

          "Letter of Credit Commitment" means with respect to each Lender, the obligation of such Lender to acquire Participations up to an aggregate stated amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of

     Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement;

          "Letter  of  Credit Facility" means the facilities  described  in
     Article IIA hereof providing for the issuance by Issuing Bank for the account of the Borrowers of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment;

          "Letter of Credit Outstandings" means all undrawn amounts of Letters of Credit plus Reimbursement Obligations;

          "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For purposes of this definition, any Borrower shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes;

          "Loan" or "Loans" means any of the Revolving Loans;

          "Loan Documents" means this Agreement, the Notes, the Subordination Agreement, the Security Instruments and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time;

          "Material Adverse Effect" means a material adverse effect (a) on the business, properties, operations or condition, financial or otherwise, of the Borrowers on a consolidated basis or (b) on the ability of the Borrowers on a consolidated basis to perform, or of the Agent to enforce, or of the Lenders to realize the benefits to be afforded by any remedy after default of, the obligations of the Borrowers under the Loan Documents;

          "Multiemployer Plan" means a "multiemployer plan" as  defined  in
     Section  4001(a)(3)  of  ERISA to which the  Borrowers  or  any  ERISA
     Affiliate are making, or are accruing an obligation to make, contributions or have made, or been obligated to make, contributions within the preceding six (6) years;

          "Net Proceeds" (a) from any public or private offering of equity or debt securities means cash payments received by a Borrower therefrom as and when received, net of all legal, accounting, banking and underwriting fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such issuance; and
     (b)  from any disposition of assets means cash payments received by  a

     Borrower therefrom (including any cash payments received pursuant to any note or other debt security received in connection with any asset disposition) as and when received, net of (i) all legal fees and expenses and other fees and expenses paid to third parties and incurred in connection therewith, (ii) all taxes required to be paid or accrued as a consequence of such sale and (iii) amounts applied to repayment of Consolidated Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed;

          "Notes" means, collectively, the Revolving Notes;

          "Obligations" means the obligations, liabilities and Indebtedness of the Borrowers with respect to (i) the principal and interest on the Loans, (ii) the Reimbursement Obligations; (iii) all liabilities of any Borrower to any Lender which arise under a Swap Agreement, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrowers to the Lenders or the Agent hereunder or, under any one or more of the other Loan Documents;

          "Participation" means, with respect to any Lender (other than Issuing Bank), the extension of credit represented by the Participation of such Lender hereunder in the liability of Issuing Bank in respect of a Letter of Credit issued by Issuing Bank in accordance with the terms hereof;

          "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto;

          "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which is or was maintained for employees of the Borrowers or any ERISA Affiliate;

          "Person"  means  an individual, partnership, corporation,  trust,
     unincorporated   organization,  association,  joint   venture   or   a
     government or agency or political subdivision thereof;

          "Principal Office" means the office of the Agent at 420 North 20th Street, Birmingham, Alabama 35203, or such other office and address as the Agent may from time to time designate and deliver notice of such designation in accordance with Section 10.2 hereof;

          "Rate Hedging Obligations" means any and all obligations of the Borrowers, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing;

          "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time;

          "Regulatory Change" means any change effective after the Closing Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, including with respect to "highly leveraged transactions," whether or not having the force of law, whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof;

          "Reimbursement Obligation" shall mean at any time, the obligation of the Borrowers with respect to any Letter of Credit to reimburse Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by Issuing Bank of proceeds of Loans pursuant to Section 2A.2 hereof) for amounts theretofore paid by Issuing Bank pursuant to a drawing under such Letter of Credit;

          "Request For Advance/Interest Rate Election" means a Request For Advance/Interest Rate Election in the form of Exhibit D hereto to be delivered by the Borrowers in connection with any Advance or interest rate election with respect to any of the Loans;

          "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) of at least (i) if there shall be fewer than three (3) Lenders, 100% of the aggregate Credit Exposures of all Lenders on such date, and (ii) if there shall be three (3) or more Lenders, 66-2/3% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to the sum of the amounts of its Revolving Credit Commitment and Letter of Credit Commitment, and
     (b) following the occurrence and during the continuance of an Event of Default, to the sum of (i) the aggregate principal amount of such Lender's Applicable Commitment Percentage of Revolving Credit Outstandings plus (ii) the aggregate unutilized amount of such
     Lender's Revolving Credit Commitment plus (iii) the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings; provided that, for the purpose of this definition only,
     (x) if any Lender shall have failed to fund its Applicable Commitment Percentage of any Advance of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Advance to the extent it covers such failure, and (y) if any Lender shall have failed to pay to the Issuing Bank upon demand its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to such Letter of Credit Outstandings shall be deemed to be held by Issuing Bank;

          "Reserve Requirement" means, for any Eurodollar Rate Loan with respect thereto, the maximum aggregate rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained with respect thereto under Regulation D by the member banks of the Federal Reserve System with respect to Dollar funding in the London interbank market. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Base Rate is to be determined or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans;

          "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Giant Holding now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Giant Holding now or hereafter outstanding (other than an exchange of shares of one class of capital stock of Giant Holding for shares of another class of capital stock of Giant Holding); and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Giant Holding now or hereafter outstanding;

          "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrowers up to an aggregate principal amount at any one time outstanding as set forth on Exhibit A hereto as the same may be increased or decreased from time to time pursuant to this Agreement;

          "Revolving  Credit  Facility" means  the  facility  described  in
     Article II hereof providing for Loans to the Borrowers by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment;

          "Revolving  Credit  Outstandings"  means,  as  of  any  date   of
     determination, the aggregate principal amount of all Revolving Loans then outstanding;

          "Revolving Credit Termination Date" means (i) December 20, 1999 or (ii) such earlier date of termination of Lenders' obligations pursuant to Section 8.1 upon the occurrence of an Event of Default, or
     (iii) such date as the Borrowers may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Obligations (including the discharge of all Obligations of Issuing Bank and the Lenders with respect to Letters of Credit and

     Participations) or (iv) such later date as the Borrowers and the Lender shall agree in writing pursuant to Section 2.11 hereof;

          "Revolving Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with Article II hereof;

          "Revolving Notes" means, collectively, the promissory notes of the Borrowers evidencing Revolving Loans executed and delivered to the Lenders as provided in Section 2.4 hereof substantially in the form attached hereto as Exhibit E, with appropriate insertions as to amounts, dates and names of Lenders;

          "Security Agreement" means that certain Security Agreement dated as of the date hereof between the Borrowers and the Agent for the benefit of the Lenders and substantially in the form of Exhibit F hereto, as hereafter amended, supplemented or replaced from time to time;

          "Security Instruments" means, collectively, the Security Agreement, and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrowers shall grant or convey to the Agent or the Lenders a Lien in property as security for the Obligations, as any of them may be amended, supplemented or replaced from time to time;

          "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA in respect of which the Borrowers are an "employer" as described in Section 4001(b) of ERISA and which is not a Multi-employer Plan;

          "Solvent" means, when used with respect to any Person, that at the time of determination:

               (ii) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including, without limitation, Contingent Obligations; and

               (iii) it is then able and expects to be able to pay its debts as they mature; and

               (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted;

          "Standby Letter of Credit" means an irrevocable Standby Letter of Credit issued hereunder for the account of the Borrowers or any of its Subsidiaries, provided that the expiry date of a Standby Letter of Credit shall not be later than the latest of (i) twelve (12) months subsequent to the date of issuance thereof with such automatic renewal terms thereof as the Issuing Bank shall reasonably approve provided such renewal does not extend the expiry date beyond the time in clause
     (ii) following; and (ii) the fifth Business Day preceding the Revolving Credit Termination Date;

          "Subordination Agreement" means that certain Subordination Agreement dated as of the date hereof between the Borrowers and the Agent for the benefit of the Lenders, as hereafter amended, supplemented or replaced from time to time;

          "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by any of the Borrowers and/or by one or more of any Borrower's Subsidiaries;

          "Swap Agreement" means one or more agreements between any Borrower and any Person with respect to Indebtedness evidenced by the Notes, on terms mutually acceptable to such Borrower and such Person and approved by each of the Lenders, which agreements create Rate Hedging Obligations; provided, however, that no such approval of the Lenders shall be required to the extent such agreements are entered into between such Borrower and any Lender;

          "Termination Event" means: (a) a "Reportable Event" described  in
     Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or
     (b) the withdrawal of the Borrowers or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
     Section 4041 of ERISA; or (d) the institution of proceedings to terminate a Pension Plan by the PBGC; or (e) any other event or condition  which  would constitute grounds under  Section  4042(a)  of
     ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the partial or complete withdrawal of the Borrowers or any ERISA Affiliate from a Multiemployer Plan; or (g) the imposition of a Lien pursuant to
     Section 412 of the Code or Section 302 of ERISA; or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA;

          "Total Letter of Credit Commitment" means an aggregate stated amount equal to $2,000,000;

          "Total Revolving Credit Commitment" means a principal amount equal to $30,000,000, as reduced from time to time in accordance with
     Section 2.6 hereof;

     1.2 Accounting Terms. All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

     1.3 UCC Terms. Each term defined in Article 1 or 9 of the South Carolina Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

                                    ARTICLE II
                                    ----------
                          The Revolving Credit Facility
                          -----------------------------
     II.1 Revolving Loans.

          (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrowers under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrowers on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default. Within such limits, the Borrowers may borrow, repay and reborrow under the Revolving Credit Facility on any Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (x) no Revolving Loan that is a Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Revolving Credit Termination Date and (y) each Revolving Loan that is a Eurodollar Rate Loan may, subject to the provisions of
     Section 2.3 hereof, be repaid only on the last day of the Interest Period with respect thereto.

          (b) Amounts. Except as otherwise permitted by the Lenders from time to time, the aggregate unpaid principal amount of the Revolving Credit Outstandings shall not exceed at any time the Total Revolving Credit Commitment. Each Revolving Loan hereunder and each conversion under Section 2.7 hereof shall be in an amount of at least $10,000, and, if greater than $10,000, an integral multiple of $10,000.

          (c) Mandatory Paydown. The aggregate Revolving Credit Outstandings shall be reduced to not more than $20,000,000 for a period of 30 consecutive days during each twelve month period following the initial Advance under the Revolving Credit Facility.

          (d)  Advances.

               (i) An Authorized Representative shall give the Agent (1) at least three (3) Business Days' irrevocable written notice of each Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the conversion of borrowing hereunder from Base Rate Loans to Eurodollar Rate Loans) prior to 10:30 A.M., Birmingham, Alabama time and (2) irrevocable written notice of each Base Rate Loan (whether representing an additional borrowing hereunder or the conversion of borrowing hereunder from
          Eurodollar Rate Loans to Base Rate Loans) prior to 10:30 A.M. Birmingham, Alabama time on the day of such proposed Revolving Loan. Each such written notice, which shall be effective upon receipt by the Agent, may be delivered by telefacsimile and shall be in the form of the Request For Advance/Interest Rate Election and shall specify the amount of the borrowing, the type of Revolving Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. Notice of receipt of such Request For Advance/Interest Rate Election shall be provided by the Agent to each Lender by telefacsimile with reasonable promptness, but not later than 1:00 P.M., Birmingham, Alabama time on the same day as Agent's receipt of such notice.

               (ii) Not later than 1:00 P.M., Birmingham, Alabama time on the date specified for each Advance under this Section 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, initiate a wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage, of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrowers by delivery of the proceeds thereof to the Borrowers' Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative.

               (iii) The duration of the initial Interest Period for each Revolving Loan that is a Eurodollar Rate Loan shall be as specified in the initial Request For Advance/Interest Rate Election delivered in accordance with clause (i) above. The Borrowers shall have the option to convert the Eurodollar Rate Loans in accordance with Section 2.7 hereof. In the event the Agent fails to receive a properly completed Request for Advance/Interest Rate Selection by such time as required by
          Section 2.7 hereof to convert a Eurodollar Rate Loan, the duration of each subsequent Interest Period for such Eurodollar Rate Loan after the initial Interest Period therefor shall be determined automatically by the Agent on the date three (3) Business Days' prior to the end of such preceding Interest Period and shall be that available Interest Period on such date (30, 60 or 90 days) which has the lowest corresponding Eurodollar Rate and, if more than one available Interest Period has the same lowest Eurodollar Rate, the shortest such Interest Period shall be the applicable subsequent Interest Period for such Eurodollar Rate Loan.

               (iv) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit prior to the Revolving Credit Termination Date, notice of such drawing and resulting Reimbursement Obligation shall be provided promptly by Issuing Bank to the Agent and the Agent shall provide notice to each Lender and the Borrowers by telephone. If such notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 1:00 p.m. on any Business Day, the Borrowers shall be deemed to have requested, and each Lender shall, pursuant to the conditions of this Agreement, make an Advance as a Base Rate Loan under the Revolving Credit Facility in the amount of such Lender's Applicable Commitment Percentage of such Reimbursement Obligation and shall pay such amount to the Agent for the account of Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If notice to the Lenders is given by the Agent after 1:00 P.M. on any Business Day, the Borrowers shall be deemed to have requested, and each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make an Advance as a Base Rate Loan under the Revolving Credit Facility in the amount of such Lender's Applicable Commitment Percentage of such Reimbursement Obligation and shall pay such amount to the Agent for the account of Issuing Bank at the Principal Office in Dollars and in immediately available funds before 12:00 noon on the next following Business Day. Such Base Rate Loan shall continue unless and until the Borrowers convert such Base Rate Loan in accordance with the terms of Section 2.7 hereof.

     II.2 Payment of Interest.

          (a) The Borrowers shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Revolving Loan made by such Lender for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be due at the Base Rate applicable for each Business Day during such period minus one percent (1%) for Base Rate Loans or the applicable Eurodollar Rate for Eurodollar Rate Loans. The applicable Eurodollar Rate for any Eurodollar Rate Loan shall be that Eurodollar Rate available for the entire Interest Period for such Eurodollar Rate Loan, which Interest Period has either been designated by the Authorized Representative in the Request for Advance/Interest Rate Election and delivered to the Agent pursuant to Sections 2.1 or 2.7 hereof or, in the absence of such designation and delivery, has been determined for the corresponding Interest Period determined in accordance with Section 2.1(d)(iii) hereof. If any amount shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest commencing on the date when due until, but excluding, the date thereafter when such amounts past due are paid in full (i) in the case of a Eurodollar Rate Loan, until the end of the Interest Period with respect to any Eurodollar Rate Loan at a rate of two percent (2%) above the
     applicable  Eurodollar  Rate  for  such  Eurodollar  Rate   Loan   and
     thereafter at a rate per annum which shall be two percent (2%) plus the Base Rate, (ii) with respect to Base Rate Loans, at a rate of interest per annum which shall be two percent (2%) above the Base Rate, or (iii) in any case, the maximum rate permitted by applicable law, if lower.

          (b) Interest on each Revolving Loan shall be computed on the basis of a year of 360 days and calculated in each case for the actual number of days elapsed. Interest on each Revolving Loan shall be paid
     (i) monthly in arrears on the last Business Day of each month commencing December 31, 1996 for each Base Rate Loan, (ii) on the last day of the applicable Interest Period for each Eurodollar Rate Loan and (iii) upon payment in full of the principal amount of such Revolving Loan.

     II.3 Payment of Principal.

          (a) The principal amount of each Revolving Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Base Rate Loan may be prepaid in whole or in part at any time. The principal amount of any Eurodollar Rate Loan may be prepaid only at the end of the applicable Interest Period unless the Borrowers shall pay to the Agent for the account of the Lenders the amount, if any, required under Section 3.4 hereof. If at any time the amount of Revolving Credit Outstandings exceeds the Total Revolving Credit Commitment, a principal amount of the outstanding Revolving Loans equal to such excess shall be due and payable immediately. All prepayments made by the Borrowers shall be in the amount of $100,000 or such greater amount which is an integral multiple of $100,000, or such other amount as necessary to comply with this Section 2.3 or with Section 2.1(c) and 2.6 hereof.

          (b) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Revolving Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds before 3:00 P.M. Birmingham, Alabama time on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of any one or more Borrowers with the Agent.

          (c) The Agent shall deem any payment by or on behalf of the Borrowers hereunder that is not made both in Dollars and in immediately available funds and prior to 3:00 P.M. Birmingham, Alabama time to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default pursuant to Section 8.1(b) hereof. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or
     (y) the next Business Day at the respective rates of interest per annum specified in the proviso to Section 2.2 hereof regarding interest on late payments, from the date such amount was due and payable.

          (d) In the event that any payment hereunder or under the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension and provided further, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

     II.4 Revolving Credit Notes. Revolving Credit Loans made by each Lender shall be evidenced by the Revolving Credit Note payable to the order of such Lender in the respective amounts of its Revolving Credit Commitment, which Revolving Credit Notes shall be dated the Closing Date or such later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrowers.

     II.5 Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Revolving Loans and the fees described in Section 2.8 hereof shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrowers for the account of each of the Lenders on account of principal, interest and fees, shall be made without set-off or counterclaim, and (c) the Agent will distribute payments received from the Borrowers to the Lenders on the same day such payments are received in accordance with the terms of this Agreement.

     II.6 Reductions. The Borrowers shall, by notice from an Authorized Representative, have the right from time to time, upon not less than two
(2) Business Days written notice to the Agent, to reduce the Total Revolving Credit Commitment. Each such reduction shall be in the aggregate amount of $1,000,000 or such greater amount which is in an integral multiple of $100,000, and shall permanently reduce the Total Revolving Credit Commitment. No such reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Eurodollar Rate Loan unless such prepayment is accompanied by amounts due, if any, under Section 3.4 hereof. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Loans to the extent that the amount of Revolving Credit Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid.

     II.7 Conversions. Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in Article III hereof, the Borrowers may:

          (a) upon delivery of a properly completed Request For Advance/Interest Rate Election to the Agent on or before 10:30 A.M. Birmingham, Alabama time on any Business Day, convert all or a part of Eurodollar Rate Loans to Base Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans; and

          (b) upon delivery of a properly completed Request For Advance/Interest Rate Election to the Agent on or before 10:30 A.M. Birmingham, Alabama time three (3) Business Days' prior to the date of such election or conversion, convert Base Rate Loans to Eurodollar Rate Loans on any date.

     Each conversion pursuant to this Section 2.7 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.1, 2.3 and Article III hereof. The Agent shall give written notice to each Lender of such notice of election or conversion prior to 3:00 P.M. Birmingham, Alabama time on the day such notice of conversion is received. All such conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

     II.8 Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrowers agree to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an unused fee equal to .15% per annum multiplied by the sum of (i) the daily amount by which the Total Revolving Credit Commitment exceeds Revolving Credit Outstandings plus (ii) the daily amount by which the Total Letter of Credit Commitment exceeds Letter of Credit Outstandings. Such payments of fees provided for in this Section 2.8 shall be due in arrears on the last Business Day of each December, March, June and September beginning December 31, 1996 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment or Letter of Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion, as applicable. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     II.9 Deficiency Advances. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrowers as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the Revolving Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its Revolving Note; provided that, upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrowers on each Revolving Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable Revolving Note of the Agent in full payment of such deficiency advance and the Borrowers shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrowers thereon.

     II.10 Use of Proceeds. The proceeds of the Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrowers to refinance certain existing long term indebtedness and for general working capital needs.

     II.11 Extension of Revolving Credit Termination Date. At the request of the Borrowers the Lenders may, in their sole discretion, elect to extend the Revolving Credit Termination Date then in effect for additional periods of one year each and thereby restore the Revolving Credit Facility to a three year maturity. The Borrowers shall notify the Agent of their request for such an extension by delivering to the Agent notice of such request signed by an Authorized Representative not more than ninety (90) days nor less than sixty (60) days prior to an anniversary of the Closing Date. The Agent shall as promptly as practicable, and in any event within five (5) days, deliver a copy of such notice to each Lender. If each Lender shall elect to so extend and has notified the Agent in writing of its election within fifty (50) days of its receipt of such notice, the Agent shall notify the Borrowers in writing within sixty (60) days of its receipt of such request for extension of the decision of any Lender to extend the Revolving Credit Termination Date. Failure by any Lender to give such notice shall constitute refusal by the Lender to extend the Revolving Credit Termination Date. In no event shall the Revolving Credit Termination Date be extended if a prior request for such extension was refused by the Lenders.

     II.12 Appointment of Giant Holding and Authorized Representatives as Agents for the Borrowers. Each Borrower hereby irrevocably appoints Giant Holding and each Authorized Representative as its agent and attorney-in-fact for the purpose of all transactions contemplated by this Agreement or any other Loan Document. Each Borrower grants to Giant Holding and each Authorized Representative (whether acting jointly or separately) an irrevocable power of attorney to act on behalf of such Borrower and to take any and all actions contemplated by any Loan Document on behalf of each Borrower, including without limitation the delivery of any Request for Advance/Interest Rate Election or other notice, request or directive, the receipt or disbursement of any Loans, the execution of any documents, and the grant or conveyance of any Lien or title.

                          ARTICLE IIA
                          -----------
                 The Letter of Credit Facility
                 -----------------------------
     2A.1   Letters of Credit.  Issuing Bank agrees, subject to  the  terms and conditions of this Agreement, upon request and for the account of Borrowers, to issue from time to time up to and including the Revolving Credit Termination Date Letters of Credit upon delivery to Issuing Bank of an Application for Letter of Credit in form and content acceptable to Issuing Bank; provided, that the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment. No Letter of Credit shall be issued by Issuing Bank with an expiry date (including any automatic renewal thereof in accordance with the terms of such Letter of Credit) or payment date occurring subsequent to the fifth Business Day preceding the Revolving Credit Termination Date.

     2A.2  Reimbursement.

          (a) The Borrowers hereby unconditionally agree immediately to pay to Issuing Bank on demand at the Principal Office in immediately available funds all amounts required to pay all drafts drawn and honored under Letters of Credit and all reasonable expenses incurred by Issuing Bank in connection with Letters of Credit and in any event and without demand to place in possession of Issuing Bank sufficient funds to pay all debts and liabilities arising under any Letter of Credit; provided that to the extent permitted by Section 2.1(d)(iv) hereof, such amounts shall be paid pursuant to Advances. The Borrowers' obligation to pay Issuing Bank under this Section 2A.2, and Issuing Bank's right to receive such payment, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation the unavailability of any Advance. Issuing Bank shall give the Borrowers prompt written notice of any request for a draw under a Letter of Credit. In the event an Advance is not available, Issuing Bank may charge any account the Borrowers may have with it for any and all amounts Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by Issuing Bank and the Borrowers. The Borrowers agree to pay Issuing Bank interest on any amounts paid by the Issuing Bank in connection with drafts drawn and honored under Letters of Credit when due hereunder, and which is not paid pursuant to Advances as herein contemplated or otherwise paid by the Borrowers in immediately available funds not later than the first Business Day after the date of such drawing, at the Default Rate from the first Business Day after the date of such drawing to the date such amount is paid in full.

          (b) In accordance with the provisions of Section 2.1(d)(iv) hereof, Issuing Bank shall notify the Agent and the Borrowers of any drawing under any Letter of Credit as promptly as practicable following the receipt by Issuing Bank of such drawing.

          (c) Each Lender (other than Issuing Bank) shall automatically acquire on the date of issuance thereof a Participation in the liability of Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrowers are obligated to pay Issuing Bank under Section 2A.2(a) hereof, each Lender (other than Issuing Bank) thereby shall, as hereinafter described, absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to Issuing Bank, its Applicable Commitment Percentage of the liability of Issuing Bank under such Letter of Credit.

               (i) Prior to the Revolving Credit Termination Date, each Lender (other than Issuing Bank) shall, subject to the terms and conditions of Article II, make a Revolving Loan bearing interest at the Base Rate to the Borrowers by paying to the Agent for the account of Issuing Bank at the Principal Office in Dollars and in immediately available funds an amount equal to its Applicable Commitment Percentage of any Reimbursement Obligation, all as described in and pursuant to Section 2.1(d).

               (ii) With respect to drawings under any Letter of Credit for which a Revolving Loan is not made as set forth in clause (i) above, each Lender (other than Issuing Bank) upon receipt from the Agent of notice of a drawing in the manner described in
          Section 2.1(d)(iv), shall promptly pay to the Agent for the account of Issuing Bank, prior to the applicable time set forth in Section 2.1(d)(iv), its Applicable Commitment Percentage of such drawing. Simultaneously with the making of each such payment by a Lender to the Agent for the account of Issuing Bank, such Lender shall, automatically and without any further action on the part of Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest) in the related Reimbursement Obligation of the Borrowers.

               (iii) Each Lender's obligation to make payment to the Agent for the account of Issuing Bank pursuant to this Section 2A.2(c), and the right of Issuing Bank to receive the same, shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender is obligated to pay but does not pay amounts to the Agent for the account of the Issuing Bank in full upon such request as required by this Section 2A.2(c), such Lender shall, on demand, pay to the Agent for the account of Issuing Bank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to Section 2A.2(c) hereof until such Lender pays such amount to the Agent for the account of Issuing Bank in full at the interest rate per annum for overnight borrowings by Issuing Bank from the Federal Reserve Bank.

               (iv) In the event the Lenders have purchased Participations in any Reimbursement Obligation as set forth in clause (ii) above, then at any time payment of such Reimbursement Obligation, in whole or in part, is received by Issuing Bank from the Borrowers, Issuing Bank shall pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrowers.

          (d) Promptly following the end of each calendar month, Issuing Bank shall deliver to the Agent, and the Agent shall deliver to each Lender, a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such month. Upon the request of any Lender from time to time, Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to Letter of Credit Outstandings.

          (e) The issuance by Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 4.1 hereof, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to Issuing Bank consistent with the then current practices and procedures of Issuing Bank with respect to similar letters of credit, and the Borrowers shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as Issuing Bank shall have reasonably requested consistent with such practices and procedures. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto.

          (f) The Borrowers agree that Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in
     bankruptcy,  debtor  in  possession,  assignee  for  the  benefit   of
     creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

          (g) Without duplication of Section 9.6 hereof, the Borrowers hereby agree to defend, indemnify and hold harmless Issuing Bank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which Issuing Bank, such other Lender or the Agent may incur (or which may be claimed against Issuing Bank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrowers shall not be required to indemnify Issuing Bank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of the party to be indemnified. The provisions of this Section 2A.2(g) shall survive repayment of the Obligations, the occurrence of the Revolving Credit Termination Date and expiration or termination of this Agreement.

          (h) Without limiting Borrowers' rights as set forth in Section 2A.2(g) above, the obligation of the Borrowers to immediately reimburse the Agent for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Applications for Letters of Credit, notwithstanding the following circumstances:

               (i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related Documents");

               (ii) any amendment or waiver of or any consent to or departure from all or any of the Related Documents;

               (iii) the existence of any claim, setoff, defense or other rights which the Borrowers may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), Agent, Lenders or any other Person, whether in connection with the Loan Documents, the Related Documents or any unrelated transaction;

               (iv) any breach of contract or other dispute between the Borrowers and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), Agent, Lenders or any other Person;

               (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

               (vi) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by Agent, with or without notice to or approval by the Borrowers in respect of any of Borrowers' Obligations under this Agreement.

     2A.3 Letter of Credit Fee. The Borrowers agree to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, quarterly in arrears on the last Business Day of each March, June, September and December, beginning March 1997, a fee for each Standby Letter of Credit, equal to the product of the average daily amount available to be drawn on such Letter of Credit during such three month period multiplied by one percent (1.00%). Such fee shall be calculated on the basis of a year of 360 days for the actual number of days during which Letters of Credit are outstanding.

     2A.4 Administrative Fees. The Borrowers shall pay to Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as Issuing Bank and the Borrowers shall agree from time to time.


                                  ARTICLE III
                                  -----------
                       Yield Protection and Illegality
                       -------------------------------
     III.1     Additional Costs.

          (a) The Borrowers shall promptly pay to the Agent for the account of a Lender from time to time, without duplication, such amounts as such Lender may reasonably determine to be necessary to compensate it for any costs incurred by such Lender which it determines are attributable to its making or maintaining any Loan or its obligation to make any Loans, or the issuance or maintenance by Issuing Bank of or any other Lender's Participation in any Letter of Credit issued hereunder, or any reduction in any amount receivable by such Lender under this Agreement or the Notes in respect of any of such Loans, including reductions in the rate of return on a Lender's capital (such increases in costs and reductions in amounts receivable and returns being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or the Notes in respect of any of such Loans (other than taxes imposed on or measured by the income, revenues or assets); or (ii) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (other than any such reserve, deposit or requirement reflected in the Base Rate or the Eurodollar Rate, in each case computed in accordance with the respective definitions of such terms set forth in Section 1.1 hereof); or (iii) has or would have the effect of reducing the rate of return on capital of any such Lender to a level below that which the Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy). Each Lender will notify the Authorized Representative and the Agent of any event occurring after the Closing Date which would entitle it to compensation pursuant to this Section 3.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

          (b) Without limiting the effect of the foregoing provisions of this Section 3.1, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of any Lender which includes Eurodollar Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Lender so elects by notice to the other Lenders, the obligation hereunder of such Lender to make, and to convert Base Rate Loans into, Eurodollar Rate Loans that are the subject of such restrictions shall be suspended until the date such Regulatory Change ceases to be in effect and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for outstanding Eurodollar Rate Loans convert such Eurodollar Rate Loans into Base Rate Loans; provided, however, that the suspension of such obligation and the conversion of any Eurodollar Rate Loans into Base Rate Loans shall apply only to any Lender who is affected by such restrictions and who has provided such notice to the other Lenders, and the obligation of the other Lenders to make, and to convert Base Rate Loans into, Eurodollar Rate Loans shall not be affected by such restrictions.

          (c)   Determinations by any Lender for purposes of  this  Section
     3.1 of the effect of any Regulatory Change on its costs of making or maintaining, or being committed to make Loans, or by Issuing Bank as issuer of any Letter of Credit of the effect of any Regulatory Change on its costs in connection with the issuance or maintenance of, or any other Lender's Participation in, any Letter of Credit issued hereunder, or on amounts receivable by any Lender in respect of Loans or Letters of Credit, and of the additional amounts required to compensate the Lender in respect of any Additional Costs, shall be conclusive absent manifest error. The Lender requesting such compensa tion shall furnish to the Authorized Representative and the Agent within sixty (60) days of the incurrence of any Additional Costs for which compensation is sought an explanation of the Regulatory Change and calculations, in reasonable detail, setting forth such Lender's determination of any such Additional Costs.

     III.2 Suspension of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any Eurodollar Rate Loan for any Interest Period, the Agent determines (which determination made on a reasonable basis shall be conclusive absent manifest error) that:

          (a) quotations of interest rates for the relevant deposits referred to in the definition of "Interbank Offered Rate" in Section
     1.1 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Eurodollar Rate Loan as provided in this Agreement; or

          (b) the relevant rates of interest referred to in the definition of "Interbank Offered Rate" in Section 1.1 hereof upon the basis of which the Eurodollar Rate for such Interest Period is to be determined do not adequately reflect the cost to the Lenders of making or maintaining such Eurodollar Rate Loan for such Interest Period or such Eurodollar Rate Loan (which determination shall be made on a reasonable basis by the Agent, and the Person making such determination shall furnish the Authorized Representative evidence of the facts leading to such determination);

then the Agent shall give the Authorized Representative prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make Eurodollar Rate Loans that are subject to such condition, or to convert Loans into Eurodollar Rate Loans, and the Borrowers shall on the last day(s) of the then current Interest Period(s) for outstanding Eurodollar Rate Loans, as applicable, convert such

Eurodollar Rate Loans into Base Rate Loans. The Agent shall give the Authorized Representative notice describing in reasonable detail any event or condition described in this Section 3.2 promptly following the determination by the Agent that the availability of Eurodollar Rate Loans is, or is to be, suspended as a result thereof.

     III.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender to honor its obligation to make or maintain Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrowers thereof (with a copy to the Agent) and such Lender's obligation to make or continue Eurodollar Rate Loans, or convert Base Rate Loans into Eurodollar Rate Loans, shall be suspended until such time as such Lender may again make and maintain Eurodollar Rate Loans, and such Lender's outstanding Eurodollar Rate Loans shall be converted into Base Rate Loans in accordance with Section 2.7 hereof.

     III.4 Compensation. The Borrowers shall promptly pay to each Lender, upon the request of such Lender, such amount or amounts as shall be sufficient (in the reasonable determination of Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

          (a) any payment, prepayment or conversion of a Eurodollar Rate Loan on a date other than the last day of the Interest Period for such Eurodollar Rate Loan, including without limitation any conversion required pursuant to Section 3.3 hereof; or

          (b) any failure by the Borrowers to borrow a Eurodollar Rate Loan on the date for such borrowing specified in the relevant Request for Advance/Interest Rate Election under Article II hereof;

such compensation to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow or convert to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow or convert, the Interest Period for such Loan which would have commenced on the date scheduled for such borrowing or conversion) at the applicable rate of interest for such Eurodollar Rate Loan provided for herein over (ii) the Interbank Offered Rate (as reasonably determined by the Agent) for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period. A determination of a Lender as to the amounts payable pursuant to this Section 3.4 shall be conclusive absent manifest error. The Lender requesting compensation under this Section 3.4 shall promptly furnish to the Authorized Representative and the Agent calculations in reasonable detail setting forth such Lender's determination of the amount of such compensation.

     III.5 Alternate Loan and Lender. In the event any Lender suspends the making of any Eurodollar Rate Loan pursuant to this Article III (herein a "Restricted Lender"), the Restricted Lender's Applicable Commitment Percentage of any Eurodollar Rate Loan shall bear interest at the Base Rate until the Restricted Lender once again makes available the applicable
Eurodollar Rate Loan. Notwithstanding the provisions of Section 2.2(b) hereof, interest shall be payable to the Restricted Lender at the time and manner as paid to those Lenders making available Eurodollar Rate Loans.

     III.6     Taxes.

          (a) All payments by the Borrowers of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes,
     (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between a Lender or the Agent and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of such Lender or the Agent pursuant to or in respect of this Agreement or any other Loan Document), (iii) any withholding taxes payable with respect to payments hereunder or under any other Loan Document under laws (including, without limitation, any statute, treaty, ruling, determination or regulation) in effect on the Closing Date, (iv) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits and (v) any taxes arising after the Closing Date solely as a result of or attributable to Lender changing its designated lending office after the date such Lender becomes a party hereto (such non-excluded items being collectively called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrowers hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrowers will

               (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

               (ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

               (iii) pay to the Agent for the account of each Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

          (b) Prior to the date that any Lender organized under the laws of a jurisdiction outside the United States becomes a party hereto, such Person shall deliver to the Borrowers and the Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, properly completed, currently effective and duly executed by such Lender or participant establishing that such payment is (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise exempt.

          (c) If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lender, the required receipts or other required documentary evidence, all the Borrowers shall jointly and severally indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 3.6, a distribution hereunder by the Agent or any Lender to or for the account of the Borrowers shall be deemed a payment on behalf of the Borrowers.


                                   ARTICLE IV
                                   ----------
                              Conditions Precedent
                              --------------------
     IV.1 Conditions of Initial Advance and Issuance of Letters of Credit. The obligation of the Lenders to make the initial Advance is subject to the following conditions precedent:

          (a) The Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

               (i) executed originals of each of this Agreement, the Notes, the Security Agreement and the other Loan Documents, together with all schedules and exhibits thereto;

               (ii) written opinions of special counsel to the Borrowers, including special counsel in each of South Carolina and
          Pennsylvania with respect to Collateral located in such jurisdictions, dated the Closing Date, addressed to the Agent and the Lenders in the form of Exhibit G attached hereto or with such changes to such form as are satisfactory to the Agent;

               (iii) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each Borrower certified by its secretary or assistant secretary as of the Closing Date, appointing the initial Authorized Representative and approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

               (iv) specimen signatures of officers of each Borrower executing the Loan Documents on behalf of each Borrower, certified by the secretary or assistant secretary of each Borrower;

               (v) the charter documents of each Borrower certified as of a recent date by the Secretary of State of its state of incorporation;

               (vi) the bylaws of each Borrower certified as of the Closing Date as true and correct by its secretary or assistant secretary;

               (vii) certificates issued as of a recent date by the Secretary of State of each of Delaware, Pennsylvania and South Carolina as to the due existence and good standing of each Borrower;

               (viii) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each Borrower as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

               (ix) notice of appointment of the initial Authorized Representatives;

               (x) certificate of an Authorized Representative dated the Closing Date demonstrating compliance with the financial covenants contained in Sections 7.1 through 7.5 as of the Closing Date, substantially in the form of Exhibit H attached hereto;

               (xi) evidence of all policies of casualty insurance required by the Loan Documents together with endorsements naming Agent for the benefit of the Lenders as an additional insured, mortgagee or loss payee, as applicable;

               (xii)       executed   Uniform  Commercial  Code   financing
          statements in such form and number as requested by the Agent;

               (xiii)     an  initial  Request  for  Advance/Interest  Rate
          Election;

               (xiv)     an initial Application for Letters of Credit;

               (xv) all fees payable by the Borrowers on the Closing Date to the Agent, Issuing Bank and the Lenders;

               (xvi) UCC search results showing only those liens and security interests as are acceptable to the Lenders;

               (xvii)      Intercreditor   Agreement   between   The    CIT
          Group/Equipment Financing ("CIT") and the Agent;

               (xviii)   Termination and Release Agreement between CIT  and
          the Agent regarding existing term loan;

               (xix) Termination and Release Agreement between General Electric Capital Corporation ("GECC") and the Agent regarding existing revolving credit facility;

               (xx) Termination and Release Agreement between Meridian Bank ("Meridian") and the Agent regarding existing term loan and revolving credit facility;

               (xxi)     UCC-3 Partial Release Statements by CIT;

               (xxii)    UCC-3 Termination Statements by GECC;

               (xxiii)   UCC-3 Termination Statements by Meridian;

               (xxiv) copy of Tax-Sharing and Indemnity Agreement with Giant Group, Ltd. certified by the Secretary or an Assistant Secretary of Giant Holding;

               (xxv) such other documents, instruments, certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby.

          (b)  Each of the following shall have occurred or be true:

               (i) there shall not be any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that purports to affect (A) any Borrower that could have a Material Adverse Effect, or (B) any transaction contemplated hereby; and

               (ii) no Borrower shall be in default with respect to any existing financial obligations.

          (c)  In the good faith judgment of the Agent and the Lenders:

               (i) there shall not have occurred any Material Adverse Effect since December 31, 1995;

               (ii) there shall not have occurred any disruption or adverse change in the financial or capital markets generally which the Agent, in its sole reasonable discretion, deems material in connection with the Revolving Credit Facility; and

               (iii)      the Agent shall have received and reviewed,  with
          results   satisfactory  to  the  Agent  and  its   counsel,   all
          information it may reasonably request regarding the Borrowers.

     IV.2 Conditions of Revolving Loans and Issuance of Letters of Credit. The obligations of the Lenders to make any Revolving Loans hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

          (a) the Agent shall have received a Request for Advance/Interest Rate Election if required by Article II hereof;

          (b) the representations and warranties of the Borrowers set forth in Article V hereof and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, with the same effect as though such represen tations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 5.6(a) hereof shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 6.1 hereof;

          (c) in the case of the issuance of a Letter of Credit, Borrowers shall have executed and delivered to Issuing Bank an Application for Letter of Credit in form and content acceptable to Issuing Bank together with such other instruments and documents as it shall reasonably request;

          (d) at the time of each Advance, conversion, continuation or issuance of each Letter of Credit, as the case may be, no Default or Event of Default specified in Article VIII hereof, shall have occurred and be continuing;

          (e) immediately after issuing any Letter of Credit, the aggregate Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment;

          (f) the Borrowers have maintained, on a consolidated basis, to the reasonable satisfaction of the Agent and the Lenders a financial condition in which they, considered as a whole, may repay the obligations, including each Advance to be made at such time, from Consolidated EBITDA derived from operations; and

          (g) immediately after giving effect to a Revolving Loan, the aggregate principal balance of all outstanding Revolving Loans for each Lender and in the aggregate shall not exceed, respectively,
     (i) such Lender's Revolving Credit Commitment or (ii) the Total Revolving Credit Commitment.

                                   ARTICLE V
                                   ---------
                         Representations and Warranties
                         ------------------------------
     Each Borrower represents and warrants that:

     V.1  Organization and Authority.

          (a) Each Borrower is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation;

          (b) Each Borrower (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

          (c) Each Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party; and

          (d) when executed and delivered, each of the Loan Documents to which each Borrower is a party is the legal, valid and binding obligation or agreement, as the case may be, of such Borrower, enforce able against such Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

     V.2 Loan Documents. The execution, delivery and performance by each Borrower of each of the Loan Documents to which it is a party:

          (a)   have been duly authorized by all requisite corporate action
     (including  any  required  shareholder  approval)  of  such   Borrower
     required for the lawful execution, delivery and performance thereof;

          (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any order of any court or other agency of government binding on such Borrower, or its properties, or (iii) the charter documents or bylaws of such Borrower, except to the extent such violation would not or would not be reasonably likely to have a Material Adverse Effect;

          (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time, or both, would constitute an event of default, under any material indenture, agreement or other instrument to which such Borrower is a party, or by which the properties or assets of such Borrower are bound;

          (d) does not and will not result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower except any liens in favor of the Agent and the Lenders created by the Security Documents.

     V.3 Solvency. Each Borrower is Solvent after giving effect to the transactions contemplated by this Agreement and the other Loan Documents.

     V.4 Subsidiaries and Stockholders. None of the Borrowers has any Subsidiary which is not a Borrower.

     V.5 Ownership Interests. None of the Borrowers owns any interest in any Person other than the Persons listed in Schedule 5.5 hereto.

     V.6  Financial Condition.

          (a) Giant Cement has furnished to the Agent (i) the audited consolidated balance sheet of the Borrowers as of December 31, 1995 and the notes thereto and the related consolidated statements of operations, cash flows, and shareholders' equity for the Fiscal Year then ended as examined and certified by Coopers & Lybrand as the independent certified public accountants of the Borrowers, (ii) the unaudited interim consolidated financial statements of Borrowers consisting of a consolidated balance sheet and related consolidated statements of operations, cash flows and notes thereto, for and as of the nine-month period ended September 30, 1996. Except as set forth therein, such financial statements (including the notes thereto), present fairly the consolidated financial position of the Borrowers, as of the end of such Fiscal Year and such nine-month period, all in conformity with GAAP applied on a Consistent Basis (subject, in the case of the interim statements, to year-end adjustments and the absence or reduced scope of footnote disclosures);

          (b) since December 31, 1995, there has not occurred any event, including but not limited to fire, explosion or other accident, earthquake, flood, drought, storm or other act of God, strike, lockout, combination of workers or other labor matter, or embargo or act of a public enemy which has had or could reasonably be expected to have a Material Adverse Effect;

          (c)   since  December 31, 1995, except as set forth in   Schedule
     5.6 hereto, no Borrower has incurred any material Consolidated Indebtedness that remains outstanding or unsatisfied. Schedule 5.6 hereto sets forth all Consolidated Indebtedness of the Borrower and its Subsidiaries.

     V.7 Title to Properties. The Borrowers have good and marketable title to all their real and personal properties, subject to no transfer restrictions or Liens of any kind, except for (a) the transfer restrictions and Liens described in Schedule 5.7 attached hereto and incorporated herein by reference, and (b) Liens permitted under Section 7.7 hereof. Keystone has fee simple title to its manufacturing facility located in Bath, Pennsylvania; Giant Cement has fee simple title to its manufacturing facility located in Harleyville, South Carolina; and no Borrower leases any facility except as so indicated on Schedule 2 to the Security Agreement.

     V.8 Taxes. The Borrowers have filed or caused to be filed or obtained extensions of the time to file all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith and against which reserves have been established which are satisfactory to the Borrowers' independent certified public accountants as determined in the normal course of their annual audit of the Borrowers and evidenced by their most recent opinion delivered pursuant to and satisfying the standards in Section 6.1(a) hereof, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.

     V.9  Other Agreements.  None of the Borrowers is

          (a) a party to any judgment, order, decree or any agreement or instrument or subject to restrictions which could reasonably be likely to have a Material Adverse Effect; or

          (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which any Borrower is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

     V.10 Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrowers, threatened by or against any Borrower or affecting any Borrower or any properties or rights of any Borrower, which could reasonably be likely to have a Material Adverse Effect.

     V.11 Margin Stock. None of the Borrowers owns any "margin stock" as such term is defined in Regulation U, as amended (12 C.F.R. Part 221), of the Board. The proceeds of the borrowings made pursuant to Article II hereof  will  be used by the Borrowers only for the purposes set  forth  in
Section 2.10 hereof. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrowers nor any agent acting in their behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

     V.12 Investment Company. None of the Borrowers is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrowers and the performance by the Borrowers of the transactions contemplated by this Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

     V.13 Patents, Etc. Each of the Borrowers owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to the conduct of its businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade secrets and confidential commercial or proprietary information, trade name, copyright, rights to trade secrets or other proprietary rights of any other Person.

     V.14 No Untrue Statement. Neither this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrowers in accordance with or pursuant to any Loan Document contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation or statement contained therein not misleading.

     V.15 No Consents, Etc. Neither the respective businesses or properties of any Borrower, nor any relationship between any Borrower and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated hereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental or other authority or any other Person on the part of any Borrower as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by, this Agreement or the other Loan Documents which, if not obtained or effected, could reasonably be likely to have a Material Adverse Effect or if so, such consent, approval, authorization, filing, registration or qualification has been obtained or effected, as the case may be.

     V.16 Employee Benefit Plans.

          (a) Neither any Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 5.16 attached hereto;

          (b) Each Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except where failure to comply would not result in a Material Adverse Effect and except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No material liability has been incurred by the Borrowers or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

          (c) No Pension Plan has been terminated within the six year period prior to the execution of this Agreement, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor have the Borrowers or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under
     Section 4041(c)(3)(C), 4063(a) or 4068(f) of ERISA with respect to any Pension Plan;

          (d) Neither any Borrower nor any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid,
     (iii) failed to make a required contribution or payment to a Multiemployer Plan or (iv) failed to make a required installment or other required payment under Section 412 of the Code;

          (e) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan;

          (f) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of each Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan.

     V.17 No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder.

     V.18 Hazardous Materials. Each Borrower is in compliance with all applicable Environmental Laws in all material respects, including without limitation its operations and properties in South Carolina and
Pennsylvania. No Borrower has been notified of any action, suit, proceeding or investigation which calls into question compliance by such Borrower with any Environmental Laws that could reasonably be expected to have a Material Adverse Effect, or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material that could reasonably be expected to have a Material Adverse Effect. Except as disclosed in the permits set forth on Schedule 5.18, each real property occupied, leased or operated by any Borrower is free from all Hazardous Material that could reasonably be expected to have a Material Adverse Effect.

     V.19 RICO. None of the Borrowers is engaged in or have not engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.

     V.20 Employment Matters. (a) None of any employees of any Borrower is subject to any collective bargaining agreement and, except as disclosed on Schedule 5.20, there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of each Borrower, threatened against any Borrower or between any Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which would not in the aggregate have a Material Adverse Effect.

          (b) Each Borrower is in compliance in all material respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any material litigation, administrative proceeding nor, to the knowledge of each Borrower, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely to have a Material Adverse Effect.


                                   ARTICLE VI
                                   ----------
                             Affirmative Covenants
                             ---------------------
     Until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, each of the Borrowers will:

     VI.1 Financial Reports, Etc.

          (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year, deliver or cause to be delivered to the Agent and each Lender (i) consolidated and consolidating balance sheets of the Borrowers, and the notes thereto, the related statements of operations, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth in the case of the statements comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent
     Basis and containing, with respect to the consolidated financial reports, opinions of Coopers & Lybrand, or other such independent certified public accountants selected by Giant Holding and approved by the Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrowers and are without exception not acceptable to the Required Lenders, and (ii) a certificate of an Authorized Representative demonstrating compliance with Sections 7.1, 7.2, 7.3, 7.4 and 7.5 hereof, which certificate shall be in the form attached hereto as Exhibit H hereof;

          (b) as soon as practical and in any event within 45 days after the end of each quarterly period (except the last reporting period of the Fiscal Year), deliver to the Agent and each Lender (i) consolidated balance sheets of the Borrowers as of the end of such reporting period, the related statements of operations, stockholders' equity and cash flows for such reporting period and for the period from the beginning of the Fiscal Year through the end of such reporting period, accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrowers as of the end of such reporting period and the results of their operations and the changes in their financial position for such reporting period, in conformity with the standards set forth in Section 5.6(a)(ii) hereof with respect to interim financials, and (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 6.1(a)(ii) hereof;

          (c) together with each delivery of the financial statements required by Section 6.1(a)(i) hereof, deliver to the Agent and each Lender a letter from the Borrowers' accountants specified or otherwise determined as set forth in Section 6.1(a)(i) hereof stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 6.1(a)(i) hereof, they obtained no knowledge of any Default or Event of Default by the Borrowers in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); and if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

          (d) promptly upon their becoming available to the Borrowers, the Borrowers shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which any of the Borrowers shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, including without limitation each Annual Report on Form 10-K, each Quarterly Report on Form 10-Q and each Current Report on Form 8-K,
     (ii) any proxy statement distributed by any of the Borrowers to their shareholders, bondholders or the financial community in general, and
     (iii) any management letter or other report submitted to the Board of Directors of Giant Holding by independent accountants in connection with any annual, interim or special audit of the Borrowers;

          (e) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding Borrowers' operations, business affairs and financial condition as the Agent or such Lender may reasonably request. The Agent and the Lenders are hereby authorized to deliver a copy of any such financial information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any regulatory authority having jurisdiction over any of the Lenders pursuant to any written request therefor, or to any other Person who shall acquire or consider the assignment of or Participation in any Loan or Letter of Credit permitted by this Agreement.

     VI.2 Maintain Properties. Maintain all properties necessary to its operations in good working order and condition, ordinary wear and tear excepted, and make all needed repairs, replacements and renewals as are reasonably necessary to conduct its business in accordance with customary business practices.

     VI.3 Existence, Qualification, Etc. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, trade names, trademarks and permits and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

     VI.4 Regulations and Taxes. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established which are satisfactory to the independent public accountants of the Borrowers as determined in the normal course of their annual audit of the Borrowers and evidenced by their most recent opinion delivered pursuant to and satisfying the standards in Section 6.1(a) hereof.

     VI.5 Insurance. Keep all of its insurable properties adequately insured at all times and maintain general public liability insurance at all times with responsible insurance carriers against loss or damage by fire and other hazards as are customarily insured against by similar businesses owning such properties similarly situated. Maintain insurance under all applicable workers' compensation laws. Each of the casualty policies insuring Collateral shall provide that the insurer shall give the Agent not less than thirty (30) days' prior written notice before any such policy shall be terminated, lapse or be altered in any manner and shall name the Agent as an additional insured or secured party, as applicable.

     VI.6 True Books. Maintain proper books of record and account in which full, true and correct entries will be made of all of its dealings and transactions as may be required by GAAP, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in all material respects in interim as well as year-end financial statements.

     VI.7 Pay Indebtedness to Lenders and Perform Other Covenants. (a) Make full and timely payment of the principal of and interest on the Notes and all other Obligations whether now existing or hereafter arising; and
(b) duly comply with and perform all the terms and covenants contained in all Loan Documents.

     VI.8 Payment of Other Indebtedness. Pay when due (or within applicable grace periods) all Indebtedness due third Persons, except when the amount thereof is being contested in good faith by appropriate proceedings diligently conducted and with reserves in form and amount reasonably acceptable to the Agent therefor being set aside on the books of the Borrowers.

     VI.9 Right of Inspection. Permit any representative designated by any Lender or the Agent to visit and inspect any of the properties, corporate books and financial reports of the Borrowers and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice.

     VI.10 Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business.

     VI.11 Officer's Knowledge of Default. Upon any senior officer of any Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrowers to any Lender, cause such officer or an Authorized Representative promptly to notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrowers propose to take with respect thereto.

     VI.12 Suits or Other Proceedings. Upon any senior officer of any Borrower obtaining knowledge of any litigation or other proceedings being instituted against any of the Borrowers, or any attachment, levy, execution or other process being instituted against any assets of any of the Borrowers, making a claim or claims in an aggregate amount greater than, or reasonably expected to be greater than, $1,000,000 not reasonably expected to be covered by insurance, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

     VI.13 Environmental Compliance. If any of the Borrowers shall receive notice from any Governmental Authority that any of the Borrowers have violated any applicable Environmental Laws which could reasonably be likely to have a Material Adverse Effect, promptly deliver a copy of such notice to the Agent and use its best efforts to remove or remedy such violation within the time period prescribed in such notice or, if none, within a reasonable time.

     VI.14 Indemnification. Each of the Borrowers hereby jointly and severally agrees to defend, indemnify and hold the Agent and the Lenders harmless from and against any and all claims, losses, liabilities, damages and expenses (including, without limitation, cleanup costs and reasonable attorneys' fees) arising directly or indirectly from, out of or by reason of the handling, storage, treatment, emission or disposal of any Hazardous Material by any of the Borrowers or property owned or leased or operated by any of the Borrowers. The provisions of this Section 6.14 shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date and expiration or termination of this Agreement for so long as any applicable statute of limitations period.

     VI.15 Further Assurances. At the Borrowers' cost and expense, upon request of the Agent or any Lender, duly execute and deliver or cause to be duly executed and delivered, to the Agent for the benefit of the Lenders such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

     VI.16 Employee Benefit Plans. With reasonable promptness, and in any event within thirty (30) days thereof, give notice of and/or deliver to Agent copies of (a) the establishment of any new Employee Benefit Plan, (b) the commencement of contributions to any plan to which any of the Borrowers or any of their ERISA Affiliates were not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan,
(d) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by any of the Borrowers or any ERISA Affiliate with respect to such request and (e) the failure of any of the Borrowers or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date.

     VI.17 Termination Events. Promptly and in any event within fifteen (15) days of becoming aware of the occurrence of or forthcoming occurrence of any (a) Termination Event or (b) "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action the Borrowers have taken, are taking or propose to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

     VI.18 ERISA Notices. With reasonable promptness but in any event within fifteen (15) days for purposes of clauses (a), (b) and (c), deliver to the Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by the Borrowers or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan,
(c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrowers or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan and (d) all notices received by any of the Borrowers or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrowers will notify the Agent in writing within five (5) Business Days of any Borrower obtaining knowledge or reason to know that any Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

     VI.19 Continued Operations. Continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted and to preserve, protect and maintain free from Liens, other than Liens permitted under Section 7.6 hereof, its material patents, copyrights, licenses, trademarks, trademark rights, trade names, trade name rights, trade secrets and know-how necessary or useful in the conduct of its operations.

     VI.20 Use of Proceeds. Use the proceeds of the Loans solely for the purposes specified in Section 2.10 hereof.

     VI.21 New Subsidiaries. Simultaneously with the acquisition or creation of any Subsidiary, or upon any previously existing Persons becoming a Subsidiary, cause to be delivered to the Agent for the benefit of the Lenders each of the following:

               (i) an amendment to this Agreement executed by such Subsidiary whereby such Subsidiary becomes a Borrower in form and substance acceptable to the Agent;

               (ii) an amendment to the Security Instruments executed by such Subsidiary whereby such Subsidiary grants to the Agent for the benefit of the Lenders a Lien on all its Collateral and such related Uniform Commercial Code financing statements and other instruments as required by the Agent;

               (iii) an amendment to the Subordination Agreement executed by such Subsidiary whereby such Subsidiary becomes a party thereto and agrees to subordinate its debt or obligations to any Borrower to the Obligations contemplated under any of the Loan Documents;

               (iv) an opinion of counsel to such Subsidiary dated as of the date of delivery of the amendments provided in the foregoing clauses (i) and (ii) and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent and substantially similar to the opinions of counsel to the Borrowers delivered on the Closing Date to the Lenders pursuant to Section
          4.1 hereof; and

               (v) current copies of the charter or other organizational documents and bylaws of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, or appropriate committees thereof (and, if required by such charter or other organizational documents, bylaws or by applicable laws, of the shareholders) of such Subsidiary authorizing the actions and the execution and delivery of documents described in clauses (i) and (ii) of this Section
          6.21 and evidence satisfactory to the Agent (confirmation of the receipt of which will be provided by the Agent to the Lenders) that such Subsidiary is Solvent as of such date and after giving effect to the amendments to this Agreement and the Security Agreement.

     VI.22 Substitution Letters of Credit. On or before September 15, 1997 cause all letters of credit outstanding on the date hereof and issued by ABN AMRO Bank N.V., New York Branch, under the existing credit facility made available to certain of the Borrowers by General Electric Capital Corporation for the benefit of the Bureau of Solid & Hazardous Waste Management, South Carolina Department of Health & Environmental Control; the Pennsylvania Department of Environmental Resources, Bureau of Waste Management; the Commonwealth of Pennsylvania, Bureau of Solid Waste
Management; and the Pennsylvania Department of Environmental Resources, Bureau of Solid Waste Management, respectively to be returned for cancellation and cause to be issued in lieu thereof Letters of Credit hereunder.


                                  ARTICLE VII
                                  -----------
                               Negative Covenants
                               ------------------
     Until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, none of the Borrowers will:

     VII.1 Consolidated Indebtedness for Money Borrowed to Consolidated Tangible Net Worth Ratio. Permit the ratio of Consolidated Indebtedness for Money Borrowed to Consolidated Tangible Net Worth to be greater than
1.50 to 1.00 at any time.

     VII.2 Consolidated Fixed Charge Ratio. Permit as of the last day of any calendar quarter the Consolidated Fixed Charge Ratio to be less than
1.50 to 1.00.

     VII.3 Current Ratio. Permit as of the last day of any calendar quarter the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.25 to 1.00.

     VII.4 Capital Expenditures. Permit the aggregate amount of all Capital Expenditures of the Borrowers during any Fiscal Year commencing in the Fiscal Year ending December 31, 1997 to exceed twice the amount of all Depreciation for such Fiscal Year; provided that to the extent not expended in any Fiscal Year ("Excess Capital Expenditures"), such Excess Capital Expenditures may not be carried over and expended in any following Fiscal Year.

     VII.5 Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth to be less than (i) $60,000,000 at and from the Closing Date to but not including the last day of the Fiscal Year of the Borrowers in which the Closing Date occurs, and (ii) at all times thereafter, adjusted as of the last day of each Fiscal Year (the "Adjustment Date"), the sum of (A) the amount of Consolidated Tangible Net Worth required to be maintained pursuant to this Section 7.5 during the Fiscal Year of the Borrowers ending on such Adjustment Date, plus (B) 50% of Consolidated Net Income for the Fiscal Year ending on such Adjustment Date (including within "Consolidated Net Income" all items otherwise excluded, as provided for in the definition of "Consolidated Net Income"), plus (C) 100% of the aggregate Net Proceeds of all equity issuances consummated during the Fiscal Year ending on such Adjustment Date.

     VII.6 Liens. Incur, create or permit to exist any pledge, Lien, charge or other encumbrance of any nature whatsoever with respect to any real or personal property now owned or hereafter acquired by any Borrower, other than

          (a)   Liens  existing as of the date hereof and as set  forth  in
     Schedule 5.7 attached hereto;

          (b)  any Lien created under the Loan Documents;

          (c) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (e) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

          (f)   purchase  money  Liens to secure Indebtedness  incurred  to purchase fixed assets or Equipment, provided the Indebtedness represents not less than 75% nor more than 100% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such Indebtedness;

          (g) Liens to secure Indebtedness permitted under Section 7.7(d) hereof, provided such Liens attach only to assets of such newly acquired Borrower and do not attach to the assets of any other Borrower;

          (h) any Lien existing on any property or asset prior to the acquisition thereof by any Borrower;

          (i) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Borrower; and

          (j) any Lien represented by the interest of a lessor in property the subject of a capital lease permitted by this Agreement.

     VII.7 Consolidated Indebtedness. Incur, create, assume or permit to exist any Consolidated Indebtedness, howsoever evidenced, except:

          (a) Consolidated Indebtedness existing as of the date hereof and as set forth in Schedule 5.6 attached hereto and incorporated herein by reference and any extension, renewal or refinancing thereof that does not increase the principal amount thereof or interest rate payable thereon from that existing immediately prior to such extension, renewal or refinancing; provided, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to change any terms of subordination, repayment or rights of conversion, put, exchange or other rights from such terms and rights as in effect on the Closing Date;

          (b) Consolidated Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

          (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          (d) Consolidated Indebtedness of Borrowers acquired after the Closing Date, provided that (i) such Consolidated Indebtedness (A) is recorded in the financial books and records of such Borrower prior to such acquisition, (B) was not incurred by such Borrower in anticipation of such acquisition, and (C) is incurred upon terms determined by Giant Holding in its good faith business judgment to be more economically advantageous to the Borrowers than the terms of an Advance hereunder, (ii) immediately after such acquisition and the incurrence of such Consolidated Indebtedness, no Default or Event of Default has occurred or is continuing and (iii) the aggregate principal amount of such Consolidated Indebtedness does not exceed $7,500,000;

          (e) (i) purchase money Consolidated Indebtedness and (ii) Consolidated Indebtedness incurred with respect to financing of Capital Expenditures, collectively under both clause (i) and (ii) not to exceed an aggregate outstanding amount at any time of $10,000,000;

          (f) other Consolidated Indebtedness not otherwise covered by clauses (a) through (e) above, provided that the aggregate outstanding principal amount of all such other Consolidated Indebtedness permitted under this clause (f) shall in no event exceed $3,000,000 at any time.

     VII.8 Transfer of Assets. Sell, lease, transfer or otherwise dispose of any assets of any of the Borrowers other than (a) dispositions of Inventory in the ordinary course of business; (b) dispositions of equipment that is substantially worn, damaged, obsolete or, in the judgment of the Borrowers, no longer best used or useful in its business which, in the aggregate during any fiscal year, has a fair market value or book value, whichever is less, of $500,000 or less and is not replaced by equipment having at least equivalent value; (c) dispositions of equipment provided that (i) such Equipment is replaced by Equipment of like kind or function and equal or greater value, (ii) the replacement Equipment shall be acquired prior to or substantially contemporaneously with any disposition of the Equipment that is to be replaced, and (iii) the replacement Equipment shall be free and clear of Liens other than the Liens permitted by Section 7.6(e) hereof; and (d) other dispositions of assets not exceeding $250,000 in aggregate sales price in any Fiscal Year.

     VII.9       Investments;  Acquisitions.   Make  any   acquisition   or
otherwise purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that Borrowers may maintain investments or invest in:

          (a)  Eligible Securities;

          (b) investments existing as of the date hereof and as set forth in Schedule 7.9 attached hereto;

          (c) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

          (d) investments in, and loans and other extensions of credit to, another Borrower provided, however, each loan or extension of credit is subordinated to the Obligations on terms satisfactory to the Lenders;

          (e) loans to employees in the ordinary course of business in an aggregate principal amount outstanding at any time of $500,000; and

          (f) other loans, advances and investments in an aggregate principal amount at any time outstanding not to exceed $500,000.

Notwithstanding the foregoing, the Borrowers may make Acquisitions so long as: (i) immediately prior to and immediately after the consummation of such Acquisition, no Default or Event of Default has occurred and is continuing, (ii) substantially all of the sales and operating profits generated by such Person (or assets) so acquired or invested are derived from the same line or lines of business as then conducted by the Borrowers,
(iii) pro forma historical financial statements as of the end of the most recently completed Fiscal Year giving effect to such Acquisition are delivered to the Agent not less than five (5) Business Days prior to the consummation of such Acquisition, together with a certificate of an Authorized Representative demonstrating compliance with Sections 7.1, 7.2, 7.3, 7.4 and 7.5 hereof on a pro forma basis after giving effect to such Acquisition, (iv) the aggregate amount of all Costs of Acquisition shall not exceed $10,000,000 during any Fiscal Year, and (v) in the event the Person so acquired is not a Subsidiary, the Borrowers' strategic plan includes additional investment in such Person sufficient for it to become a Subsidiary. All expenditures for or acquisitions of fixed or capital assets not constituting an Acquisition within the meaning of this Agreement shall be deemed to be Capital Expenditures and therefore subject to the provisions of Section 7.7 hereof.

     VII.10 Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) liquidate, wind-up or dissolve; provided that any Borrower may merge into another Borrower and any Borrower may effect by merger any acquisition complying with Section 7.9 hereof.

     VII.11    Change in Control.

          (a) Cause, suffer or permit (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), to own or control, directly or indirectly, more than 40% of the outstanding securities of Giant Holding having voting rights in the election of directors, in each case to be determined on a fully diluted basis and taking into account any outstanding securities or contract rights exercisable, exchangeable or convertible into equity interests or (ii) individuals who at the Closing Date constituted the Board of Directors of Giant Holding
     (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of Giant Holding was approved by a vote of a majority of the directors of Giant Holding then still in office who were either directors of Giant Holding at the Closing Date or whose election or nomination for election was previously so approved) to cease for any reason to constitute at least two-thirds (2/3) of the Board of Directors of Giant Holding then in office.

          (b) Cause, suffer or permit any Person or group of Persons other than any Borrower as of the Closing Date to own or control, directly or indirectly, any capital stock of any Borrower other than Giant Holding having voting rights in the election of directors, or any other equity security or a security convertible into or exchangeable or redeemable for any equity security, other than the ownership or control of all the issued and outstanding capital stock of any Borrower in the event the provisions of Section 7.8 hereof would not be violated if all assets of such Borrower were sold, leased, transferred or otherwise disposed.

     VII.12 Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, leasing or exchange of property, real or personal, or the rendering of any service, with any Affiliate (other than another Borrower) of any Borrower, except (a) that an Affiliate may render services to such Borrower for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services and (b) in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business consistent with past practice of such Borrower, other than any transactions with Affiliates of any Borrower which in the aggregate do not exceed $500,000.

     VII.13 Compliance with ERISA. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

          (a) permit the occurrence of any Termination Event which would result in a liability to the Borrowers or any ERISA Affiliate in excess of $1,000,000;

          (b) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities by more than $15,000,000 and in any Fiscal Year make contributions in an amount less than is required by actuarial calculations;

          (c) permit any accumulated funding deficiency in excess of $250,000 (as defined in Section 302 of ERISA and Section 412 of the
     Code) with respect to any Pension Plan, whether or not waived;

          (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrowers or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $250,000; or

          (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to
     Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $250,000 may be imposed; or

          (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrowers or any ERISA Affiliate or increase the obligation of the Borrowers or any ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is in excess of $1,000,000; or

          (g) fail, or permit the Borrowers or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and official published interpretations thereof in the event such noncompliance could reasonably be expected to result in a Material Adverse Effect.

     VII.14    Fiscal Year.  Change its Fiscal Year.

     VII.15 Limitations on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Borrower of real or personal property which has been or is to be sold or transferred by any Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrowers.

     VII.16 Negative Pledge Clauses. Enter into any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement and the other Loan Documents which prohibits or limits the ability of any of the Borrowers to create, incur, assume or suffer to exist any Lien, upon any of its property, assets or revenues, whether now owned or hereafter acquired.


                                  ARTICLE VIII
                                  ------------
                       Events of Default and Acceleration
                       ----------------------------------
     VIII.1 Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

          (a) if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation or Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III hereof, at maturity, by acceleration or otherwise; or

          (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan or of any fees or other amounts payable to any of the Lenders or the Agent under the Loan Documents on the date on which the same shall be due and payable and such default shall continue unremedied for more than two (2) Business Days; or

          (c) if default shall be made in the performance or observance of any covenant set forth in Sections 6.7(a), 6.9, 6.11, 6.12, 6.19, 6.20 or Article VII hereof;

          (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) or any other agreement between any of the Borrowers and any Lender creating or relating to any Consolidated Indebtedness owing by any of the Borrowers to any Lender and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or a senior officer of any of the Borrowers becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty,  or  Lien  in favor of the Agent or any of  the  Lenders  or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent), or if without the written consent of the Agent and the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent); or

          (e) if a default shall occur, which is not waived, (i) in the payment of any principal, interest, premium or other amounts with respect to any Consolidated Indebtedness (other than the Loans and the Consolidated Indebtedness owing to any Lender) of any of the Borrowers in an amount not less than $500,000 in the aggregate outstanding, or
     (ii) in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Consolidated Indebtedness may have been issued, created, assumed, guaranteed or secured by any of the Borrowers, and such default shall continue for more than the period of grace, if any, therein specified, and if such default shall permit the holder of any such Indebtedness to accelerate the maturity thereof; or

          (f) if any material representation, warranty or other statement of fact contained herein or any other Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrowers pursuant to or in connection with this Agreement or the other Loan Documents, or otherwise, shall be false or misleading in any material respect when given; or

          (g) if any of the Borrowers shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

          (h)   if  a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any of the Borrowers or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against any of the Borrowers seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any of the Borrowers or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against any of the Borrowers any proceeding or petition seeking reorganiza tion, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if any of the Borrowers takes any action to indicate its consent to or approval of any such proceeding or petition; or

          (i) if (i) any judgment where the amount not reasonably expected to be covered by insurance (or the amount as to which the insurer denies liability) is in excess of $250,000 is rendered against any of the Borrowers and remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of sixty (60) days, or (ii) there is any attachment, injunction or execution against any of the Borrowers' properties for any amount in excess of $250,000, and such attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of sixty (60) days or (iii) any fine or fines for violation or alleged violation of Environmental Laws in excess of $2,000,000 in any Fiscal Year is rendered against any of the Borrowers; or

          (j) if any of the Borrowers shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of such Borrower for a period of more than 120 days; or

          (k) if any of the Borrowers shall breach any of the material terms or conditions of any Swap Agreement among the Lenders and such breach shall continue beyond any grace period, if any, relating thereto pursuant to its terms;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                (a)  either or both of the following actions may be  taken:
               (i) the Agent, with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to make further Revolving Loans terminated, whereupon the obligation of each Lender to make further Revolving Loans and of Issuing Bank to issue Letters of Credit, hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to an Authorized Representative any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrowers to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Revolving Loans hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders;

                (b) The Borrowers shall, upon demand of the Agent or the Required Lenders, deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of the applicable Application for Letter of Credit; and

                (c) the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

     VIII.2 Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

     VIII.3 Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

     VIII.4 No Waiver. No course of dealing between any of the Borrowers and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

     VIII.5 Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to Article IX hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrowers hereunder shall be applied by the Agent in the following order:

          (a) amounts due to Issuing Bank and the Lenders pursuant to Sections 2.8, 2A.3, 2A.4 and 10.6 hereof;

          (b)  amounts due to the Agent pursuant to Section 9.10 hereof;

          (c)  payments of interest on Loans and Reimbursement Obligations;

          (d)    payments   of   principal  on  Loans   and   Reimbursement
     Obligations;

          (e) payment of cash amounts to the Agent in respect of Letters of Credit Outstandings pursuant to Section 8.1(B) hereof;

          (f)   amounts  due to the Lenders pursuant to Sections  6.14  and
     10.10 hereof;

          (g) payments of all other amounts due under this Agreement, if any, to be applied for the ratable benefit of the Lenders; and

          (h) any surplus remaining after application as provided for herein, to the Borrowers or otherwise as may be required by applicable law.


                           ARTICLE IX
                           ----------
                           The Agent
                           ---------
     IX.1 Appointment. Each Lender hereby irrevocably designates and appoints SouthTrust as the Agent of the Lenders under this Agreement, and each of the Lenders hereby irrevocably authorizes SouthTrust as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.

     IX.2 Attorneys-in-fact. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence of any agents or attorneys-in-fact selected by it with reasonable care.

     IX.3 Limitation on Liability. Neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact shall be liable to the Lenders for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement except for its or their own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates shall be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the

Borrowers  or  any  officer  or representative thereof  contained  in  this
Agreement or in any of the other Loan Documents, or in any certificate, report, statement or other document referred to or provided for in or received by the Agent under or in connection with this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Loan Documents, or for any failure of any of the Borrowers to perform its obligations thereunder, or for any recitals, statements, representations or warranties made, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any collateral. The Agent shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of any of the Borrowers or to inspect the properties, books or records of any of the Borrowers.

     IX.4 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent certificate, affidavit, letter, cablegram, telegram, telecopy or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an Assignment shall have been filed with and accepted by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive advice or concurrence of the Lenders or the Required Lenders as provided in this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all present and future holders of the Notes.

     IX.5 No Representations. Each Lender expressly acknowledges that neither the Agent nor any of its affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrowers and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of each of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of each of the Borrowers which may come into the possession of the Agent or any of its affiliates.

     IX.6  Indemnification.  Each of the Lenders agrees  to  indemnify  the
Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting any obligations of the Borrowers so to do), ratably according to the respective principal amount of the Notes and
Participations  held  by  them  (or, if  no  Notes  or  Participations  are outstanding, ratably in accordance with their respective Applicable Commitment Percentages as then in effect) from and against any and all liabilities, obligations, losses (excluding any losses suffered by the Agent as a result of Borrowers' failure to pay any fee owing to the Agent), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the other Loan Documents or any other document contemplated by or referred to herein or the trans actions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence, fraud, intentional tortious conduct or willful misconduct. The agreements in this subsection shall survive the payment of the Obligations and the termination of this Agreement.

     IX.7 Lender. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with each of the Borrowers as though it were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity.

     IX.8 Resignation. If the Agent shall resign as Agent under this Agreement, then the Required Lenders may appoint, with the consent, so long as there shall not have occurred and be continuing a Default or Event of Default, of the Borrowers, which consent shall not be unreasonably withheld, a successor Agent for the Lenders, which successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof, having a combined surplus and capital of not less than $500,000,000, whereupon such successor Agent shall succeed to the rights, powers and duties of the former Agent and the obligations of the former Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement; provided, however, that the former Agent's resignation shall not become effective until such successor Agent has been appointed and has succeeded of record to all right, title and interest in any collateral held by the Agent; provided, further, that if the Required Lenders and, if applicable, the Borrowers cannot agree as to a successor Agent within ninety (90) days after such resignation, the Agent shall appoint a successor Agent which satisfies the criteria set forth above in this
Section 9.8 for a successor Agent and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other document executed pursuant to this Agreement; provided, however that in such event all provisions of this Agreement and the Loan Documents, shall remain in full force and effect. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     IX.9 Sharing of Payments, etc. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to Article III) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment pursuant to Article III), then (a) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata and (b) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; provided, however, that for purposes of this
Section 9.9 the term "pro rata" shall be determined with respect to the Revolving Credit Commitment of each Lender and to the Total Revolving Credit Commitments after subtraction in each case of amounts, if any, by which any such Lender has not funded its share of the outstanding Loans, Participations and Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 9.9 shall be rescinded to the extent of such recovery, without interest. The Borrowers expressly consent to the foregoing arrangements and agree that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     IX.10      Fees.   The Borrowers agree to pay to the  Agent,  for  its
individual account, an annual Agent's fee as from time to time agreed to by the Borrowers and Agent in writing.


                                   ARTICLE X
                                   ---------
                                 Miscellaneous
                                 -------------
     X.1 Confidentiality. Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as
"confidential" or "secret" by the Borrowers and provided to it by any Borrower or by the Agent on the Borrowers' behalf under this Agreement or any other Loan Document, and neither such Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with any Borrower; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than a Borrower, provided that such source is not bound by a confidentiality agreement with any Borrower known to such Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent or any
Lender or any of their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any participant or assignee of any Lender, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder ; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any Borrower is party or is deemed party with such Lender or such Affiliate; and (I) to its Affiliates.

     X.2  Assignments and Participations.

          (a) At any time after the Closing Date each Lender may, with the prior consent of the Agent and the Borrowers, which consents shall not be unreasonably withheld, assign to one or more banks or financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Note payable to its order); provided, that (i) each such assignment shall be of a constant and not a varying percentage of all of the assigning Lender's rights and obligations (including the Revolving Loans and Participations) under this Agreement, (ii) for each assignment involving the issuance and transfer of a Note, the assigning Lender shall execute an Assignment and Acceptance and the Borrowers hereby consent to execute a replacement Note to give effect to the assignment, (iii) the minimum Revolving Credit Commitment which shall be assigned is $5,000,000 (together with which the assigning Lender's applicable portion of Participations and the Letter of Credit Commitment shall also be assigned), (iv) such assignee shall have an office located in the United States, (v) an assignment (other than an assignment of 100% of its Interest) by Issuing Bank shall not include any portion of the obligation to issue Letters of Credit, and (vi) no consent of the Borrowers or the Agent shall be required in connection with any assignment by a Lender to another Lender or to such Lender's affiliate. Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under such Note have been assigned or negotiated to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and a holder of such Note and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder or under such Note have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement. Any Lender who makes an assignment (other than an assignment pursuant to clause (v) above) shall pay to the Agent a one-time administrative fee of $5,000.00 which fee shall not be reimbursed by the Borrowers.

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrowers or the performance or observance by any of the Borrowers of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements delivered pursuant to Section 5.6(a) or

     Section 6.1, as the case may be, and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and a holder of such Notes.

          (c) The Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, the Agent shall give prompt notice thereof to the Authorized Representative.

          (e) Nothing herein shall prohibit any Lender from pledging or assigning, without notice or consent, any Note to any Federal Reserve Bank in accordance with applicable law.

          (f) Each Lender may sell participations at its expense to one or more banks or other entities as to all or a portion of its rights and obligations under this Agreement; provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any Note issued to it for the purpose of this Agreement,
     (iv) such participations shall be in a minimum amount of $1,000,000 and shall include an allocable portion of such Lender's Participation, and (v) each of the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement; provided, that the participation agreement between a Lender and its participants may provide that such Lender will obtain the approval of such participant prior to such Lender's agreeing to any amendment or waiver of any provisions of this Agreement which would (A) extend the maturity of any Note, (B) reduce the interest rate hereunder or (C)
     increase the Revolving Credit Commitment of the Lender granting the participation, and (vi) the sale of any such participations which require any of the Borrowers to file a registration statement with the United States Securities and Exchange Commission or under the securities regulations or laws of any state shall not be permitted.

          (g) None of the Borrowers may assign any rights, powers, duties or obligations under this Agreement or the other Loan Documents without the prior written consent of all the Lenders.

     X.3 Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing (or, in the case of notice by telecopy, telegram or telex (where the receipt of such message is verified by return) expressly provided for hereunder, when received at such telecopy or telex number as may from time to time be specified in written notice to the other parties hereto or otherwise received), or if sent prepaid by certified or registered mail return receipt requested on the fifth Business Day after the day on which mailed, addressed to such party at said address:

          (a)  if to any of  the Borrowers:

               Giant Cement Holding, Inc.
               320-D Midland Parkway
               Summerville, South Carolina 29485
               Attn:     Terry L. Kinder
                         Vice President and Chief Financial Officer
               Telephone:     (803) 851-9898
               Telefacsimile: (803) 851-9876

               and a copy to:

               Keystone Cement Company
               Post Office Box A
               Bath, Pennsylvania 18014-0058
               Attn:     Gary L. Pechota
                         President and CEO
               Telephone:     (610) 837-2260
               Telefacsimile: (610) 837-2217

          (b)  if to the Agent:

               SouthTrust Bank of Alabama, National Association
               420 North 20th Street
               Birmingham, Alabama  35203
               Attention:  Steven W. Davis
               Telephone:     (205) 254-5555
               Telefacsimile: (205) 254-4240

               with a copy to:

               SouthTrust Bank of Alabama, National Association
               150 2nd Avenue North
               Suite 470
               St. Petersburg, Florida 33701
               Attention:  Juliette S. Stapf
               Telephone:     (813) 898-4630
               Telefacsimile: (813) 898-5319

          (c)  if to the Lenders:

               At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance.

     X.4 Setoff. Each of the Borrowers agrees that the Agent and each Lender shall have a lien for all the Obligations of the Borrowers upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or such Lender or otherwise in the possession or control of the Agent or such Lender (other than for safekeeping) for any purpose for the account or benefit of such Borrower and including any balance of any deposit account or of any credit of such Borrower with the Agent or such Lender, whether now existing or hereafter established, hereby authorizing the Agent and each Lender at any time or times with or without prior notice to apply such balances or any part thereof to such of the Obligations of the Borrowers to the Lenders then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

     X.5 Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any commitment hereunder or the Borrowers have continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement, any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrowers which are contained in this Agreement, the Notes and the other Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

     X.6   Expenses.   Each of the Borrowers jointly and  severally  agrees
(a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, this Agreement or any of the other Loan Documents (including travel expenses relating to closing), and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agents, (b) to pay or reimburse the Agent and each of the Lenders for all their costs and expenses incurred in connection with the enforcement (only from and after the occurrence of a Default or Event of Default) or preservation of any rights under this Agreement and the other Loan Documents, including without limitation, the reasonable fees and disbursements of their counsel and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents and (c) to pay, indemnify and hold the Agent and each of the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement or any other Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or any other Loan Documents.

     X.7 Amendments. No amendment, modification or waiver of any provision of this Agreement or any of the Loan Documents and no consent by the Lenders to any departure therefrom by any of the Borrowers shall be effective unless such amendment, modification or waiver shall be in writing and signed by the Agent, shall have been approved by the Required Lenders through their written consent, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing; provided, however, that, no such amendment, modification or waiver

               (i)   which  changes,  extends or waives  any  provision  of
          Section 9.9 or this Section 10.6, the amount of or the due date of any scheduled installment of or the rate of interest payable on any Obligation, which changes the definition of Required Lenders, which permits an assignment by any of the Borrowers of its Obligations hereunder, which reduces the required consent of Lenders provided hereunder, which increases, decreases or extends the Revolving Credit Commitment or the Letter of Credit Commitment of any Lender, which waives any Default or Event of Default under Section 8.1(g) or (h) hereof or which waives any condition to the making of any Loan shall be effective unless in writing and signed by each of the Lenders; or

               (ii) which affects the rights, privileges, immunities or indemnities of the Agent shall be effective unless in writing and signed by the Agent.

Notwithstanding any provision of the other Loan Documents to the contrary, as between the Agent and the Lenders, execution by the Agent shall not be deemed conclusive evidence that the Agent has obtained the written consent of the Required Lenders. No notice to or demand on any of the Borrowers in any case shall entitle any of the Borrowers to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

     X.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

     X.9 Termination. The termination of this Agreement shall not affect any rights of any of the Borrowers, the Lenders or the Agent or any obligation of any of the Borrowers, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders hereunder and under the other Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable) or the Borrowers have furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and each of the Borrowers shall be liable to, and shall indemnify and hold such Lender harmless for, the amount of such payment surrendered until such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

     X.10 Governing Law.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF SOUTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

          (b) EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR
     RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF MECKLENBURG OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c) EACH BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH BORROWER PROVIDED IN SECTION 10.2 HEREOF, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NORTH CAROLINA.

          (d) NOTHING CONTAINED IN SUBSECTIONS (B) OR (C) HEREOF SHALL PRECLUDE A LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY BORROWER OR ANY OF THE BORROWERS' PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH BORROWER HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND EACH BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     X.11 Indemnification. In consideration of the execution and delivery of this Agreement by the Agent and each Lender and the extension of the Revolving Credit Commitments and the Letter of Credit Commitments, each of the Borrowers hereby jointly and severally indemnifies, exonerates and holds the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to the execution, delivery, enforcement performance or administration of this Agreement and the other Loan Documents, or any transaction financed or to be financed in whole or in part, directly or indirectly, or supported by any Letter of Credit, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the gross negligence or willful misconduct of and if and to the extent that the foregoing undertaking may be unenforceable for any reason, each of the Borrowers hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The provisions of this Section 10.10 shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date and expiration or termination of this Agreement.

     X.12 Headings and References. The headings of the Articles and Sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of this Agreement. Words such as "hereof", "hereunder", "herein" and words of similar import shall refer to this Agreement in its entirety and not to any particular Section or provisions hereof, unless so expressly specified. As used herein, the singular shall include the plural, and the masculine shall include the feminine or a neutral gender, and vice versa, whenever the context requires.

     X.13 Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

     X.14  Entire Agreement.  This Agreement, together with the other  Loan
Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

     X.15 Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any term of this Agreement, the terms and provisions of this Agreement shall control.

     X.16 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under North Carolina law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrowers. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     X.17 Joint and Several Obligations. All obligations and liabilities incurred by the Borrowers hereunder and under any other Loan Document, including without limitation payment of any Obligation, shall be joint and several among the Borrowers.

                   [Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                         GIANT CEMENT HOLDING, INC.


ATTEST:                  By: /s/ Terry L. Kinder
                             --------------------------------
                         Name:     Terry L. Kinder
______________________   Title:    Vice President and Chief  Financial
Officer
Assistant Secretary

[CORPORATE SEAL]


                         GIANT CEMENT COMPANY


ATTEST:                  By:  /s/ Terry L. Kinder
                             --------------------------------
                         Name:     Terry L. Kinder
______________________   Title:    Vice President and Chief  Financial
Officer
Assistant Secretary

[CORPORATE SEAL]


                         KEYSTONE CEMENT COMPANY


ATTEST:                  By:  /s/ Terry L. Kinder
                             --------------------------------
                         Name:     Terry L. Kinder
______________________   Title:    Vice President
Assistant Secretary

[CORPORATE SEAL]

                             Signature page 1 of 3

                         GIANT RESOURCE RECOVERY COMPANY, INC.



ATTEST:                  By:  /s/ Terry L. Kinder
                             --------------------------------
                         Name:     Terry L. Kinder
______________________   Title:    Vice President and Chief  Financial
Officer
Assistant Secretary

[CORPORATE SEAL]


                         GCHI INVESTMENTS, INC.



ATTEST:                  By:  /s/ Terry L. Kinder
                             --------------------------------
                         Name:     Terry L. Kinder
______________________   Title:    Vice President and Chief  Financial
Officer
Assistant Secretary

[CORPORATE SEAL]


                         GIANT CEMENT NC, INC.



ATTEST:                  By:  /s/ Terry L. Kinder
                             --------------------------------
                         Name:     Terry L. Kinder
______________________   Title:    Vice President and Chief  Financial
Officer
Assistant Secretary

[CORPORATE SEAL]

                             Signature page 2 of 3

                         SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, as Agent for the Lenders


                         By: /s/ Steven W. Davis
                             --------------------------------
                         Name:   Steven W. Davis
                         Title:     Assistant Vice President


                         SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, as Lender


                         By: /s/ Steven W. Davis
                             --------------------------------
                         Name:   Steven W. Davis
                         Title:     Assistant Vice President


                         Lending Office:
                              SouthTrust Bank of Alabama,
                              National Association
                              420 N. 20th Street
                              Birmingham, Alabama 35203
                              Attention: Steven W. Davis

                         Wire Transfer Instructions:
                              SouthTrust Bank of Alabama, National Association Birmingham, Alabama
                              ABA# 062000080
                              Account No.:   131009
                              Reference: Giant Cement
                              Attention: Southeastern Corporate Banking

                             Signature page 3 of 3

                             EXHIBIT A

                 Applicable Commitment Percentages


                    Revolving        Letter of        Applicable
                      Credit           Credit         Commitment
     Lender         Commitment       Commitment       Percentage
     ------         ----------       ----------       ----------
SouthTrust Bank
of Alabama,
National           $30,000,000       $2,000,000          100%
Association

                             EXHIBIT B

               Form of Assignment and Acceptance

                  DATED __________________,_______

     Reference is made to the Credit Agreement dated as of December, 1996 (the "Agreement") among Giant Cement Holding, Inc., a Delaware corporation, Giant Cement Company, a Delaware corporation and wholly owned subsidiary of Giant Holding, Keystone Cement Company, a Pennsylvania corporation and wholly owned subsidiary of Giant Holding, Giant Resource Recovery Company, Inc., a Delaware corporation and wholly owned subsidiary of Giant Holding, GCHI Investments, Inc., a Delaware corporation and wholly owned subsidiary of Giant Holding, and Giant Cement NC, Inc., a South Carolina corporation and wholly owned subsidiary of Giant Holding (each a "Borrower" and collectively, the "Borrowers"), the Lenders (as defined in the Agreement), and SouthTrust Bank of Alabama, National Association, as Agent for the Lenders ("Agent"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

     ________________ (the "Assignor") and ________________ (the "Assignee")
agree as follows:


     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, WITHOUT RECOURSE, a _______% (1) interest in and to all of the Assignor's rights and obligations under the Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Loans owing to and Participations held by the Assignor on the Effective Date, and the Revolving Note held by the Assignor.

     2. The Assignor (i) represents and warrants that, as of the date hereof, the aggregate principal amount of Revolving Loans owing to it (without giving effect to the assignments thereof which have not yet become effective) are as follows: (A) $__________ under a Revolving Note dated ____________, 19__ in the aggregate principal amount of $_________, (B) the aggregate principal amount of Letters of Credit in which it is deemed to have a Participation under the Credit Agreement is $_____________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto;
(iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under the Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto and (v) attaches hereto the Revolving Note referred to in paragraph 1 above and requests that the Agent exchange such Note for Notes as follows: a Revolving Note dated _____________, 19__ in the principal amount of $________________, payable to the order of the Assignor, and a Revolving Note, dated ____________________________ 19__, in the principal amount of $_________________ payable to the order of the Assignee.

----------------------

(1)  Specify percentage in no more than 4 decimal places.

     3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in
Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) appoints and authorizes the Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) will perform all of the obligations which by the terms of the Agreement are required to be performed by the Lender; and (v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

     4. The effective date for this Assignment and Acceptance shall be _____________________________ (the "Effective Date"). Following the
execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent.

     5. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

     6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Agreement and Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, commitment fees and Letter of Credit fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by and construed in accordance with, the laws of the State of North Carolina.

                              [NAME OF ASSIGNOR]

                              By: _________________________________
                                 Name:
                                 Title:

                              Notice Address:
                              _________________________________
                              _________________________________
                              _________________________________
                              After the Effective Date:
                              Outstanding Revolving Loans:$_______________
                              Outstanding  Participations in Letter of
                              Credit Outstandings $_______________________

                              [NAME OF ASSIGNEE]

                              By: _________________________________
                                 Name:
                                 Title:

                              Notice Address/Lending Office
                                   _________________________________
                                   _________________________________
                                   _________________________________

                              Wire transfer Instructions:
                                   _________________________________
                                   _________________________________
                                   _________________________________

                              After the Effective Date:
                              Outstanding Revolving Loans:$_________________
                              Outstanding Participations in Letter of
                              Credit Outstandings $_________________________

                         Accepted this ____ day of _______, 19___
                         SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, as Agent

                         By: ________________________________________
                              Name:
                              Title:

Consented to:

Giant Cement Holding, Inc.


By: _______________________
   Name:
   Title:

                           EXHIBIT C

      Notice of Appointment (or Revocation) of Authorized
                         Representative


     Reference is made to the Credit Agreement dated as of December 20, 1996 (the "Agreement") among Giant Cement Holding, Inc., a Delaware corporation, Giant Cement Company, a Delaware corporation and wholly owned subsidiary of Giant Holding, Keystone Cement Company, a Pennsylvania corporation and wholly owned subsidiary of Giant Holding, Giant Resource Recovery Company, Inc., a Delaware corporation and wholly owned subsidiary of Giant Holding, GCHI Investments, Inc., a Delaware corporation and wholly owned subsidiary of Giant Holding, and Giant Cement NC, Inc., a South Carolina corporation and wholly owned subsidiary of Giant Holding (each a "Borrower" and collectively, the "Borrowers"), the Lenders (as defined in the Agreement), and SouthTrust Bank of Alabama, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     Each of the Borrowers hereby nominates, constitutes and appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by such Borrower to act as Authorized Representative under the Loan Documents:

Name and Address                     Office            Specimen Signature

Terry L. Kinder                  Vice President        ____________________
Giant Cement Holding, Inc.
320-D Midland Parkway
Summerville, South Carolina 29485

Victor Whitworth                 Assistant Secretary   ____________________
Giant Cement Holding, Inc.
320-D Midland Parkway
Summerville, South Carolina 29485

Borrowers hereby revoke (effective upon receipt hereof by the Agent) the prior appointment of ________________ as an Authorized Representative.

     This the ___ day of __________________, 19__.

                                   Giant Cement Holding, Inc.

                                   By: ________________________________
                                   Name: ______________________________
                                   Title: _____________________________

                                   Giant Cement Company

                                   By: ________________________________
                                   Name: ______________________________
                                   Title: _____________________________

                                   Keystone Cement Company

                                   By: ________________________________
                                   Name: ______________________________
                                   Title: _____________________________

                                   Giant Resource Recovery Company, Inc.

                                   By: ________________________________
                                   Name: ______________________________
                                   Title: _____________________________

                                   GCHI Investments, Inc.

                                   By: ________________________________
                                   Name: ______________________________
                                   Title: _____________________________

                                   Giant Cement NC, Inc.

                                   By: ________________________________
                                   Name: ______________________________
                                   Title: _____________________________

                           EXHIBIT D

                   Giant Cement Holding, Inc.

           Request For Advance/Interest Rate Election


SouthTrust Bank of Alabama, National Association,
  as Agent for the Lenders
420 North 20th Street
Birmingham, Alabama 35203
Attention: Southeastern Corporate Banking


     Reference is made to the Credit Agreement dated as of December 20, 1996 (the "Agreement") among Giant Cement Holding, Inc., a Delaware corporation, Giant Cement Company, a Delaware corporation and wholly owned subsidiary of Giant Holding, Keystone Cement Company, a Pennsylvania corporation and wholly owned subsidiary of Giant Holding, Giant Resource Recovery Company, Inc., a Delaware corporation and wholly owned subsidiary of Giant Holding, GCHI Investments, Inc., a Delaware corporation and wholly owned subsidiary of Giant Holding, and Giant Cement NC, Inc., a South Carolina corporation and wholly owned subsidiary of Giant Holding (each a "Borrower" and collectively, the "Borrowers"), the Lenders (as defined in the Agreement), and SouthTrust Bank of Alabama, National Association, as Agent for the Lenders ("Agent").

             Revolving Credit Advance Confirmation

     Pursuant to the Agreement, the undersigned hereby requests as of this __________, 19__ that:

     An   Advance  consisting  of  a  Revolving  Loan  in  the  amount   of
$_________________  be made on __________________, 19__.   The  undersigned
requests that $_________________ of such Advance be credited to the account of the undersigned with the Agent, Account No. _________________. The amount of the requested Advance when added to the outstanding Revolving Loans existing at the time of the request for the Advance, does not exceed the Total Revolving Credit Commitment.

      Interest Rate Election for Revolving Credit Advance

     Pursuant to Section 2.7 of the Loan Agreement, the Borrowers hereby request an Advance as follows:

          (a)  Amount of Advance:  $__________.

          (b)  Date as of which the Advance is to be made: __________.

          (c) The following interest rate information is provided by respect to the Advance:

               (i)  the interest rate shall be:

                    ___ Base Rate
                    ___ Eurodollar Rate

               (ii) Interest Period for the Eurodollar Rate Segment shall be (if applicable):

            ___ 30 days   ___ 60 days   ___ 90 days

     The undersigned certifies that (i) the representations and warranties contained in the Agreement are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except such representations and warranties that relate solely to an earlier date; and (ii) no Event of Default or Default has occurred and is continuing under the Agreement or will result from the proposed borrowing.

     All capitalized terms used herein and not otherwise defined herein shall have the same meaning as defined in the Agreement.

     Dated __________.

                              Giant Cement Holding, Inc.
                              Giant Cement Company
                              Keystone Cement Company
                              Giant Resource Recovery Company, Inc.
                              GCHI Investments, Inc.
                              Giant Cement NC, Inc.


                              By: __________________________________
                                   Its _____________________________

                           EXHIBIT E

                     Form of Revolving Note

                        Promissory Note
                        (Revolving Loan)

$30,000,000                                         _______________________

                                                          December 20, 1996


     FOR VALUE RECEIVED, Giant Cement Holding, Inc., a Delaware corporation, Giant Cement Company, a Delaware corporation and wholly owned subsidiary of Giant Holding, Keystone Cement Company, a Pennsylvania corporation and wholly owned subsidiary of Giant Holding, Giant Resource Recovery Company, Inc., a Delaware corporation and wholly owned subsidiary of Giant Holding, GCHI Investments, Inc., a Delaware corporation and wholly owned subsidiary of Giant Holding, and Giant Cement NC, Inc., a South Carolina corporation and wholly owned subsidiary of Giant Holding (each a "Borrower" and collectively, the "Borrowers"), hereby jointly and severally promise to pay to the order of _____________________ (the "Lender"), in its individual capacity, at the office of SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, as agent for the Lenders (the "Agent"), located at 420 North 20th Street, Birmingham, Alabama 35203 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of December 20, 1996 among the Borrowers, the other financial institutions party thereto (collectively, the "Lenders") and the Agent (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of THIRTY MILLION DOLLARS ($30,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrowers pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of Loans may be prepaid as provided in the Agreement.

     If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in Section 2.2 of the Agreement. Further, in the event of such acceleration, this Revolving Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrowers.

     In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrowers jointly and severally agree to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

     Interest  hereunder  shall  be computed  as  provided  in  the  Credit
Agreement.

     This Revolving Note is one of the Revolving Notes in the aggregate principal amount of $30,000,000 referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Revolving Loans evidenced hereby were or are made and are to be repaid. This Revolving Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Revolving Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

     IN WITNESS WHEREOF, each of the Borrowers have caused this Revolving Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                         Giant Cement Holding, Inc.


ATTEST:                  By: ____________________________________
                         Name: Terry L. Kinder
______________________   Title: Vice President and Chief Financial Officer
 Assistant Secretary

[CORPORATE SEAL]


                         Giant Cement Company


ATTEST:                  By: ____________________________________
                         Name: Terry L. Kinder
______________________   Title: Vice President and Chief Financial Officer
 Assistant Secretary

[CORPORATE SEAL]


                         Keystone Cement Company


ATTEST:                  By: ____________________________________
                         Name: Terry L. Kinder
______________________   Title: Vice President and Chief Financial Officer
 Assistant Secretary

[CORPORATE SEAL]

                         Giant Resource Recovery Company, Inc.


ATTEST:                  By: ____________________________________
                         Name: Terry L. Kinder
______________________   Title: Vice President and Chief Financial Officer
 Assistant Secretary

[CORPORATE SEAL]


                         GCHI Investments, Inc.


ATTEST:                  By: ____________________________________
                         Name: Terry L. Kinder
______________________   Title: Vice President and Chief Financial Officer
 Assistant Secretary

[CORPORATE SEAL]


                         Giant Cement NC, Inc.


ATTEST:                  By: ____________________________________
                         Name: Terry L. Kinder
______________________   Title: Vice President and Chief Financial Officer
 Assistant Secretary

[CORPORATE SEAL]

                           EXHIBIT F

                   Form of Security Agreement

                       SECURITY AGREEMENT


     THIS SECURITY AGREEMENT (the "Security Agreement"), dated as of December 20, 1996, by and among GIANT CEMENT HOLDING, INC., a Delaware corporation ("Giant Holding"), GIANT CEMENT COMPANY, a Delaware corporation, KEYSTONE CEMENT COMPANY, a Pennsylvania corporation, ("Keystone"), GIANT RESOURCE RECOVERY COMPANY, INC., a Delaware corporation ("Giant Resource"), GCHI INVESTMENTS, INC., a Delaware corporation ("GCHI"), GIANT CEMENT NC, INC., a South Carolina corporation ("Giant Cement NC") (referred to individually herein as a "Borrower" and collectively as the "Borrowers") and SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, as Agent for each Lender from time to time party to the Credit Agreement referenced below (the "Secured Party").

                      W I T N E S S E T H:
                      -------------------
     WHEREAS, each Borrower, the Lenders and the Secured Party simultaneously with the entering into of this Security Agreement have entered into a Credit Agreement dated as of the date hereof (as at any time hereafter amended, supplemented or replaced, the "Credit Agreement"; capitalized terms not otherwise defined in this Agreement shall have the meaning given to such terms in the Credit Agreement); and

     WHEREAS, as a condition to entering into the Credit Agreement, the Lenders and the Secured Party have required that each Borrower secure the Obligations under the Credit Agreement pursuant to the terms of this Security Agreement;

     NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Party to enter into the Credit Agreement, each Borrower hereby agrees with the Secured Party for the benefit of the Lenders as follows:

     1. Grant of Security Interest. As collateral security for payment and satisfaction of the Obligations, each Borrower hereby grants to the Secured Party for the benefit of the Lenders a continuing security interest in and to all of the following property of such Borrower, whether now owned or existing or hereafter acquired or arising:

          (A) All accounts, accounts receivable, contract rights, notes, bills, acceptances, choses in action, chattel paper, instruments, documents, all present and future patents, trademarks, copyrights and all applications therefor, other general intangibles, all licenses (to the extent not prohibited by the relevant licenses or applicable law), and other forms of obligations at any time owing to such Borrower, the proceeds thereof and all of such Borrower's rights with respect to any goods represented thereby, whether or not delivered, goods returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation, together with all customer lists, books and records, ledgers and account cards, computer tapes, software, disks, printouts and records, whether now in existence or hereafter created, relating to any of the foregoing (collectively, the "Accounts");

          (B) All goods, merchandise and other personal property, including, without limitation, goods in transit, wheresoever located and whether now owned or hereafter acquired by such Borrower which is or may at any time be held for sale or lease, furnished under any contract of service or held as raw materials, work-in-process, or supplies or materials used or consumed in such Borrower's business, including, without limitation, all such property the sale or disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by such Borrower (collectively, the "Inventory");

          (C) All books and records (including without limitation, customer data, credit files, computer programs, printouts, and other computer materials and records) of such Borrower pertaining to any of the foregoing; and

          (D) All accessions to, substitutions for and all replacements, products and proceeds of the foregoing, including, without limitation, proceeds of insurance policies insuring the foregoing.

     All of the property and interests in property described in subsections
(A) through (D) and all other property and interests in personal property which shall, from time to time, secure the Obligations are herein collectively referred to as the "Collateral."

     2. Financing Statements. At or prior to the time of execution of this Security Agreement, each Borrower shall have furnished the Secured Party with properly executed financing statements as prescribed by the Uniform Commercial Code as presently in effect in each of the states where the Collateral owned by such Borrower is located (the "Financing Statements"), the Financing Statements shall be approved by the Secured Party and in form and number sufficient for filing wherever required with respect to the Collateral, in order that the Secured Party for the benefit of the Lenders shall have a duly perfected security interest of record in the Collateral following the filing of such Financing Statements with the appropriate governmental authorities, subject only to those liens permitted by Section 7.6 of the Credit Agreement, and such Borrower shall execute, as reasonably required by the Secured Party, any additional financing statements or other documents to effect the same, together with any necessary continuation statements so long as this Security Agreement remains in effect.

     3. Maintenance of Security Interest. Each Borrower will, from time to time, upon the reasonable request of the Secured Party, deliver evidence of ownership of the Collateral (copies of originals documents being sufficient evidence) and specific collateral assignments of Collateral, together with such other instruments and documents, financing statements, amendments thereto, assignments or other writings as the Secured Party may reasonably request, to carry out the terms of this Security Agreement or to protect or enforce the security interest in the Collateral granted pursuant to this Security Agreement.

     With respect to any and all Collateral to be secured and conveyed under this Security Agreement, each Borrower agrees to do and cause to be done all things necessary under the laws, rules and regulations of the applicable jurisdiction to perfect and keep in full force the security interest granted herein, including, but not limited to, the prompt payment of all fees and expenses reasonably incurred in connection with any filings made to perfect a security interest in the Collateral in favor of the Secured Party for the benefit of the Lenders.

     Each Borrower agrees to make appropriate entries upon its financial statements and books and records disclosing the Secured Party's security interest in the Collateral for the benefit of the Lenders.

     4. Collections; Secured Party's Right to Notify Account Borrowers and to Endorse Each Borrower's Name. Upon the occurrence and during the continuation of an Event of Default, each Borrower hereby authorizes the Secured Party to (i) open its mail and collect any and all amounts due to it from persons obligated on any Accounts ("Account Debtors"); (ii) take over its post office boxes or make other arrangements as the Secured Party deems necessary to receive its mail, including notifying the post office authorities to change the address for delivery of its mail to such address as the Secured Party may designate; and (iii) notify any or all Account Debtors that the Accounts have been assigned to the Secured Party for the benefit of the Lenders and that the Secured Party has a security interest therein for the benefit of the Lenders and to send requests for verification of Accounts to Account Debtors and to request from Account Debtors in such Borrower's name or Secured Party's name or that of Secured Party's designee, any information concerning the Accounts and the amounts owing thereon. The Secured Party shall promptly, but in no event more than two Business Days, furnish such Borrower with a copy of any such notice sent and such Borrower hereby agrees that any such notice, in the Secured Party's sole discretion, may be sent on the stationery of such Borrower, in which event such Borrower shall co-sign such notice with the Secured Party.

     5.   Covenants.  Each Borrower covenants that:

          (A) Inspection. The Secured Party (by any of its officers, employees and agents) shall have the right, at any time or times during each Borrower's usual business hours upon reasonable prior notice at reasonable intervals, to inspect the Collateral belonging to such Borrower, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, to discuss each Borrower's affairs and finances with any officer of such Borrower and to verify the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral. Upon or after the occurrence and during the continuation of an Event of Default (as defined in Section 10 hereof) (whether or not any or all the Obligations are accelerated in consequence thereof), the Secured Party may at any time and from time to time employ and maintain on any of any Borrower's premises a custodian selected by the Secured Party who shall have full authority to do all acts reasonably necessary to protect the interest of the Secured Party and the Lenders. All expenses incurred by the Secured Party by reason of the employment of such custodian shall be paid by the Borrowers, added to the Obligations and secured by the Collateral.

          (B) Assignments, Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts ("Account Records") in accordance with GAAP and from time to time at intervals reasonably designated by the Secured Party, it shall provide the Secured Party with a Schedule of Accounts in form and substance acceptable to the Secured Party describing all Accounts created or acquired by it ("Schedule of Accounts"); provided, however, that any Borrower's failure to execute and deliver any such Schedule of Accounts shall not affect or limit the Secured Party's security interest or other rights in and to any Accounts. Upon request, each Borrower shall furnish the Secured Party with copies of proof of shipment and delivery and copies of all documents, including, without limitation, copies of invoices, repayment histories and present status reports, relating to the Accounts so scheduled (collectively, "Accounts Documents") and such other matters and information relating to the status of then existing Accounts as the Secured Party shall reasonably request. No Borrower shall remove any Accounts Records or Accounts Documents from the locations set forth on Schedule 1 hereto.

          (C) Notice Regarding Disputed Accounts. In the event of a dispute involving an amount due and owing in excess of $500,000 between any Account Debtor and any Borrower (which shall include, without limitation, any dispute in which an offset claim or counterclaim may result), such Borrower shall promptly, but in no event later than ten (10) Business Days, provide the Secured Party with written notice thereof explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

          (D) Verification of Accounts. Whether or not an Event of Default has occurred, any of the Secured Party's officers, employees, or agents shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise; provided, however, that prior to an Event of Default (a) the applicable Borrower shall be furnished the form of any verification request prior to the use thereof and (b) the number of verifications requested shall not exceed the number necessary for a reasonable sampling consistent with prudent audit procedures.

          (E) Sale of Inventory. So long as no Event of Default has occurred and is continuing, each Borrower may sell its Inventory in the ordinary course of business.

          (F) Safekeeping of Inventory. Each Borrower shall be responsible for the safekeeping of its Inventory, and in no event shall the Secured Party have any responsibility for:

               (i) Any loss or damage to Inventory or destruction thereof occurring or arising in any manner or fashion from any cause (except if the Secured Party has taken possession of or otherwise has control of Inventory and then such loss or damage is a result of Secured Party's gross negligence or willful misconduct);

               (ii) Any diminution in the value of Inventory; or

               (iii) Any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling Inventory.

          (G) Records and Schedules of Inventory. Each Borrower shall keep correct and accurate records, itemizing and describing the kind, type, location, quality and quantity of Inventory owned by it from time to time, and such Borrower's cost therefor and selling price thereof, and shall furnish to the Secured Party upon request from time to time at reasonable intervals designated by the Secured Party a current Schedule of Inventory ("Schedule of Inventory") based upon its most recent physical inventory and records. Each Borrower shall promptly advise the Secured Party in sufficient detail of any material adverse change relating to the type, quality or quantity of the Inventory. Each Borrower shall conduct a physical inventory, of which the Secured Party shall be given prior written notice and shall have the right to be present, no less frequently than required by the Borrowers' outside auditors, and upon the occurrence and during the continuation of an Event of Default more often if requested by the Secured Party, and shall furnish to the Secured Party such other documents and reports as the Secured Party shall request with respect to the Inventory, including, without limitation, invoices relating to such Borrower's purchase of Inventory. No Borrower shall move any of the Inventory from, or keep any Inventory at any locations other than, the locations thereof set forth on Schedule 2 or Schedule 3 hereto, except that (i) such Borrower may move any amount of Inventory to, and keep any amount of Inventory at, the Harleyville, South Carolina location set forth on Schedule 2 hereto (the "Principal Location") and Keystone may keep any amount of Inventory at the Bath, Pennsylvania location set forth on Schedule 2 hereto; (ii) except as provided in
     (i) above with respect to Keystone, the Borrowers collectively may move Inventory to or keep Inventory at, any location other than the Principal Location (each such other location a "Remote Location") provided that (x) after giving effect thereto, Inventory at any Remote Location does not exceed $250,000 in aggregate cost therefor and Inventory at all Remote Locations does not exceed $500,000 in aggregate cost therefor, and (y) if any such Remote Location is not set forth on Schedule 2 or Schedule 3 hereto, prior to moving Inventory to any such Remote Location, the Borrowers shall have provided prior written notice thereof to the Secured Party and shall have furnished the Secured Party with executed Financing Statements acceptable in form and content to the Agent with respect to such Inventory; and (iii) such Borrower may move Inventory upon receipt of the written consent of the Agent.

          (H) Payment of Taxes and Assessments. Each Borrower will promptly pay, when due, all taxes or assessments levied against any of the Collateral; provided, however, such Borrower shall not be required to pay or cause to be paid any such tax or assessment, so long as the validity thereof shall be actively contested in good faith by proper proceedings diligently conducted, any Lien (other than statutory liens having priority as a matter of law) arising in connection therewith shall be and remain in all respects inferior to the liens in favor of the Secured Party for the benefit of the Lenders, and adequate reserves with respect thereto shall be established and maintained; but provided further that any such tax or assessment shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same.

     6. General Warranties Regarding Collateral. Each Borrower hereby warrants and represents to the Secured Party that it is and will continue to be the owner of the Collateral located on the locations identified beneath its name on Schedules 1, 2 and 3 hereto, free and clear of all Liens other than the security interest granted hereunder in favor of the Secured Party for the benefit of the Lenders and the Liens permitted by
Section 7.6 of the Credit Agreement, and that it will defend the Collateral and any products and proceeds thereof against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Secured Party and the Lenders. Except as so designated on Schedule 2 hereto, none of the Collateral is located on leased property.

     7. Accounts Warranties and Representations. Each Borrower warrants and represents to the Secured Party that it may rely on all written statements or representations made by such Borrower on or with respect to the Accounts or any Schedule of Accounts prepared and delivered by such Borrower and, unless otherwise indicated in writing by such Borrower, that:

          (A) All Account Records and Account Documents are located and shall be kept only at such Borrower's principal place of business and chief executive office as set forth in Schedule 1 attached hereto and incorporated herein by reference;

          (B) The Accounts are genuine, are in all respects what they purport to be, are not evidenced by a judgment, instrument or document (other than an invoice or purchase order) or, if evidenced by such instrument or document, are only evidenced by one original instrument or document, which has been delivered to the Secured Party;

          (C) The Accounts cover bona fide sales and deliveries of Inventory usually dealt in by such Borrower, or the rendition by such Borrower of services, to an Account Debtor in the ordinary course of business;

          (D) The amounts of the face value of the Accounts shown on any Schedule of Accounts provided to the Secured Party, and all invoices and statements delivered to the Secured Party with respect to any Accounts, are actually and absolutely owing to such Borrower and are not contingent for any reason except for claims arising as a result of warranties made by Borrower in its ordinary course of business which do not in the aggregate materially affect such Borrower's business, profits or condition, financial and otherwise;

          (E) There are no material setoffs, discounts, allowances, claims, counterclaims or disputes of any kind existing or asserted with respect to the Accounts, other than customary discounts and allowances granted in the ordinary course of such Borrower's business, and such Borrower has not made any agreement with any Account Debtor thereunder for any deduction therefrom;

          (F) To the best of such Borrower's actual knowledge, (i) the Accounts represent valid and legally enforceable indebtedness according to their terms and (ii) there are no facts, events, or occurrences which in any way materially impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount of the invoice face value shown on any Schedule of Accounts, and on all contracts, invoices and statements delivered to the Secured Party with respect thereto;

          (G) To the best of such Borrower's actual knowledge, all Account Debtors (i) had the capacity to contract at the time any contract or other document giving rise to the Accounts was executed and (ii) were reasonably expected to be able to pay at the time any contract was executed all Accounts under such contract.

          (H) The goods or services giving rise thereto are not, and were not at the time of the sale or performance thereof, subject to any Lien, except Liens permitted by Section 7.6 of the Credit Agreement, those granted to the Secured Party hereunder and those removed or terminated prior to the date hereof;

          (I) The Accounts have not been pledged to any Person other than to the Secured Party, and will be owned by the Borrower free and clear of any Liens, except those in favor of the Secured Party or as permitted by Section 7.6 of the Credit Agreement;

          (J) The Secured Party's security interest in the Accounts, will not be subject to any offset, deduction, counterclaim, lien or other adverse condition;

          (K) None of the Accounts shall represent a delivery of goods upon "consignment," "guaranteed sale," "sale or return transactions," "payment on reorder" or similar terms and will not be subject to any prohibition or limitation upon assignment.

     8. Inventory Warranties and Representations. With respect to Inventory, each Borrower warrants and represents to the Secured Party that it may rely on all written statements or representations made by such Borrower on or with respect to any Inventory and, unless otherwise indicated in writing by such Borrower, that:

          (A) All Inventory of such Borrower is located only at the locations listed beneath its name on Schedules 2 and 3 attached hereto and incorporated herein by reference (each an "Inventory Location"), or is Inventory in transit;

          (B) No Inventory of such Borrower is or will be subject to any Lien whatsoever, except for the security interest granted to the Secured Party hereunder and Liens permitted by Section 7.6 of the Credit Agreement, and notwithstanding such exception all statutory liens of warehousemen, bailees, lessors or similar parties at either Principal Location shall be waived or subordinated in form and substance acceptable to the Secured Party to the security interest granted to the Secured Party hereunder;

          (C) No Inventory of an aggregate cost in excess of $250,000 is now either located on Leased Premises, or stored with a bailee, warehouseman, or similar party; all present locations of Inventory at leased premises are set forth on Schedule 2 hereto and all preset locations of Inventory so stored with a bailee, warehousemen or similar party are set forth on Schedule 3 hereto; and

          (D) No Inventory of such Borrower is under consignment to any Person.

     9.   Casualty and Liability Insurance Required.

          (A) Each Borrower will keep the Collateral continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations including, without limiting the generality of any other covenant herein contained:

               (i) casualty insurance on the Inventory in an amount not less than the full insurable value thereof, against loss or damage by theft, fire and lightning and other hazards ordinarily included under uniform broad form standard extended coverage policies, limited only as may be provided in the standard broad form of extended coverage endorsement at the time in use in the states in which the Collateral is located;

               (ii) comprehensive general liability insurance against claims for bodily injury, death or property damage occurring with or about such Collateral (such coverage to include provisions waiving subrogation against the Secured Party and the Lenders) in amounts as shall be reasonably satisfactory to Agent;

               (iii) liability insurance with respect to the operation of its facilities under the workers' compensation laws of the states in which such Collateral is located; and

               (iv) business interruption insurance.

          (B) Each insurance policy obtained in satisfaction of the requirements of Section 9(A) hereof:

               (i) may be provided by blanket policies now or hereafter maintained by each Borrower or its parent companies;

               (ii) shall be issued by such insurer (or insurers) as shall be financially responsible and of recognized standing;
               (iii) shall be in such form and have such provisions (including without limitation the loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause), as are generally considered standard provisions for the type of insurance involved and are reasonably acceptable in all respects to the Agent;

               (iv) shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least 30 days' prior written notice to the Agent, except for non-payment of premium, in which case such policies shall provide ten (10) days' prior written notice;

               (v) without limiting the generality of the foregoing, all insurance policies where applicable under Section 9(A)(i) carried on the Collateral shall name the Agent, for the benefit of the Lenders, as loss payee and a party insured thereunder in respect of any claim for payment in excess of $250,000.

          (C) Prior to expiration of any such policy, such Borrower shall furnish the Agent with evidence satisfactory to the Agent that the policy or certificate has been renewed or replaced or is no longer required by this Agreement.

          (D) Each Borrower hereby irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent), for the benefit of the Lenders, effective upon the occurrence and during the continuance of an Event of Default, as such Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Borrower on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

          (E) In the event such Borrower shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder or shall fail to keep any of its Collateral in good repair and good operating condition, the Agent may (but shall be under no obligation to), without waiving or releasing any Obligation or Event of Default by such Borrower hereunder, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and all sums so disbursed by Agent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by such Borrower to the Agent and shall be additional Obligations secured by the Collateral.

          (F) Each Borrower agrees that to the extent that it shall not carry insurance required by Section 9(A) hereof, it shall in the event of any loss or casualty pay promptly to the Agent, for the benefit of the Lenders, for application in accordance with the provisions of
     Section 9(H) hereof, such amount as would have been received as Net Proceeds (as hereinafter defined) by the Agent, for the benefit of the Lenders, under the provisions of Section 9(H) hereof had such insurance been carried to the extent required.

          (G) The Net Proceeds of the insurance carried pursuant to the provisions of Sections 9(A)(ii) and 9(A)(iii) hereof shall be applied by such Borrower toward extinguishment of the defect or claim or satisfaction of the liability with respect to which such insurance proceeds may be paid.

          (H) The Net Proceeds of the insurance carried with respect to the Collateral pursuant to the provisions of Section 9(A)(i) hereof shall be paid to such Borrower and held by such Borrower in a separate account and applied as follows: (i) as long as no Event of Default shall have occurred and be continuing, after any loss under any such insurance and payment of the proceeds of such insurance, each Borrower shall have a period of 180 days after payment of the insurance proceeds with respect to such loss to elect to either (x) repair or replace the Collateral so damaged, (y) deliver such Net Proceeds to the Agent, for the benefit of the Lenders, as additional Collateral or
     (z) apply such Net Proceeds to the acquisition of tangible assets used or useful in the conduct of the business of such Borrower, subject to the provisions of this Agreement. If such Borrower elects to repair or replace the Collateral so damaged, such Borrower agrees the Collateral shall be repaired to a condition substantially similar to its condition prior to damage or replaced with Collateral in a condition substantially similar to the condition of the Collateral so replaced prior to damage; and (ii) at all times during which an Event of Default shall have occurred and be continuing, after any loss under such insurance and payment of the proceeds of such insurance, such Borrower shall immediately deliver such Net Proceeds to such Agent, for the benefit of the Lenders, as additional Collateral.

          (I) "Net Proceeds" when used with respect to any insurance proceeds shall mean the gross proceeds from such proceeds, award or other amount, less all taxes, fees and expenses (including attorneys' fees) incurred in the realization thereof.

          (J) In case of any material damage to or destruction of all or any material part of the Collateral pledged hereunder by a Borrower, such Borrower shall give prompt notice thereof to the Agent. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceeding or negotiations. Each Borrower is hereby authorized and empowered to adjust or compromise any loss under any such insurance.

     10. Events of Default. The following shall constitute Events of Default ("Events of Default") under this Security Agreement:

          (A)  The occurrence of an Event of Default under the Credit
     Agreement; or

          (B) Failure by any Borrower to perform, observe or comply with any term, covenant, condition or provision contained in this Security Agreement and in each event other than such failure to perform, observe and comply with the last sentence of Section 5(G) hereof, such failure shall continue for 30 or more days after the earlier of receipt of notice of such failure by the Secured Party or any senior officer of such Borrower becomes aware of such failure; or

          (C) Any material warranty, representation or other written statement made by any Borrower herein or in any instrument furnished by such Borrower to the Secured Party pursuant to this Security Agreement shall be false or misleading in any material respect on the date as of which it is made.

     11. Rights and Remedies Upon Event of Default. During the occurrence and continuation of an Event of Default, the Secured Party shall have the following rights and remedies:

          (A) All of the rights and remedies of a secured party under the Uniform Commercial Code of the state where such rights and remedies are asserted, or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Security Agreement, the Credit Agreement or any other Loan Documents;

          (B) The right, to the extent permitted by law, to enter upon the premises of any Borrower through self-help and without judicial process, without first obtaining a final judgment or giving any Borrower notice and opportunity for a hearing on the validity of the Secured Party's claim and without any obligation to pay rent to any Borrower, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the Secured Party or any agent of the Secured Party, for such time as the Secured Party may desire, in order effectively to collect or to liquidate the Collateral;

          (C) The right to (i) demand payment of the Accounts; (ii) enforce payment of the Accounts, by legal proceedings or as otherwise provided herein; (iii) exercise all of the Borrowers' rights and remedies with respect to the collection of the Accounts; (iv) settle, adjust, compromise, extend or renew the Accounts; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts;
     (vi) if permitted by applicable law, sell or assign the Accounts upon such terms, for such amounts and at such time or times as the Secured Party deems advisable; (vii) discharge and release the Account Debtors or extend the time of payment of any and all Accounts or to make allowances or adjustments relating thereto; (viii) if any Borrower fails to promptly do so, prepare, file and sign such Borrower's name on a Proof of Claim in bankruptcy or similar document against any Account Debtor; (ix) prepare, file and sign any Borrower's names on any notice of lien, notice of assignment, financing statements, assignment or satisfaction of lien or similar document in connection with the Accounts; (x) endorse the name of any Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or notices to Account Debtors or agreement relating to the Accounts or Inventory; (xi) use any Borrower's stationery for verifications of the Accounts and notices thereof to Account Debtors; (xii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts and Inventory to which any Borrower has access; (xiii) open any Borrower's mail and collect any and all amounts due to it from persons obligated and any Accounts; (xiv) take over any Borrower's post office boxes or make other arrangements as the Secured Party deems necessary to receive its mail including notifying the post office authorities to change the address for delivery of its mail to such address as the Secured Party may designate; and (xv) do all acts and things and execute all documents necessary, in the Secured Party's discretion, to collect the Accounts;

          (D) Upon ten (10) days notice to the Authorized Representative, the right to sell (or to direct any Borrower to sell as agent of the Secured Party), assign, lease or otherwise to dispose of all or any Collateral in its then condition, or after any repairs or refurbishing shall have been made, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, with or without representations and warranties, at any time or place, in one or more sales all as the Secured Party, in its sole discretion, may deem advisable. The Secured Party shall have the right to conduct such sales on any Borrower's premises or elsewhere and shall have the right to use any Borrower's premises without charge for such sales for such time or times as the Secured Party may see fit. The Secured Party may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Each Borrower agrees that the Secured Party has no obligation to preserve rights to the Collateral against prior parties or to marshall any Collateral for the benefit of any Person. If any of the Collateral shall require repairs, maintenance, preparation or the like, the Secured Party shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation or other processing for the purpose of putting the same in such saleable form as the Secured Party shall deem appropriate, but the Secured Party shall have the right to sell or dispose of the Collateral without such processing. Each Borrower agrees that in the event notice is necessary under applicable law, written notice mailed to an Authorized Representative in the manner specified in Section 17 hereof ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other intended disposition of the Collateral will be made shall constitute commercially reasonable notice to such Borrower of such sale or other disposition. All notice is hereby waived with respect to any of the Collateral which the Secured Party has reason to believe will decline speedily in value. The Secured Party may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by each Borrower and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied in accordance with
     Section 14 hereof. Each Borrower shall be liable to the Secured Party and shall pay to the Secured Party on demand any deficiency with respect to the Obligations which may remain after such sale, disposition, collection or liquidation of the Collateral. The Secured Party shall remit to Giant Holding or the Person entitled thereto any surplus of such cash proceeds remaining after all Obligations have been paid in full.

     12. Anti-Marshalling Provisions. The right is hereby given by each Borrower to the Secured Party to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Secured Party without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the liens and security interest in the remaining Collateral conferred under such documents, nor release any Borrower from liability for the Obligations hereby secured.
Notwithstanding the existence of any other security interest in the Collateral held, the Secured Party shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Security Agreement. Each Borrower hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

     13. Appointment of the Secured Party as Borrowers' Lawful Attorney. During the continuance of an Event of Default, each Borrower irrevocably designates, makes, constitutes and appoints the Secured Party (and all Persons designated by the Secured Party) as its true and lawful attorney (and agent-in-fact) for the purposes specified herein. All acts of the Secured Party or its designee taken pursuant to Section 11 are hereby ratified and confirmed and the Secured Party or its designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or law except to the extent that the Secured Party or its designee engages in gross negligence, wilful misconduct or a wilful default or wilful breach under this Agreement or any other Loan Document. This power, being coupled with an interest, is irrevocable by the Borrowers until all Obligations are paid in full.

     14. Application of Proceeds. All monies collected by the Secured Party upon any sale or other disposition of the Collateral, together with all other monies received by the Secured Party hereunder in respect of the Collateral, shall be applied as provided in Section 8.5 of the Credit Agreement.

     15. Expenses; Indemnity. The Borrowers will upon demand jointly and severally pay the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which it may reasonably incur in connection with
(a) the execution of the terms of this Security Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon any of the Collateral hereunder or (c) the failure by any Borrower to perform or to observe any of the provisions hereof. Each Borrower agrees jointly and severally to indemnify and hold harmless the Secured Party and each Lender from and against any and all claims and demands, losses, judgments and liabilities (including liabilities for penalties) of whatever kind or nature, growing out of or arising from this Security Agreement or the exercise by the Secured Party of any right or remedy granted to it hereunder or under the Credit Agreement or any other Loan Document, other than any such claim, demand, loss, judgment or liability resulting from the gross negligence or wilful misconduct of the Secured Party. If and to the extent that the obligations of the Borrowers under this Section 15 are unenforceable for any reason, each Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

     16. Security Interest Absolute. All rights of the Secured Party hereunder, and all obligations of each Borrower hereunder, shall be absolute and unconditional irrespective of:

          (A) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Obligations;

          (B) any change in the term, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Obligations;

          (C) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

          (D) any other circumstances (other than circumstances resulting from the gross negligence or wilful misconduct of the Secured Party) which might otherwise constitute a defense available to, or a discharge of, any Borrower in respect of the Obligations or of this Security Agreement.

     17. Amendments, Waivers and Consents. No amendment or waiver of any provision of this Security Agreement or consent to any departure of any Borrower herefrom shall in any event be effective unless the same shall be in writing and signed by each Borrower and the Secured Party with the consent of the Required Lenders and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Secured Party to exercise, and no delay in exercising, any rights, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Secured Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     18. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing (or, in the case of notice by telecopy, telegram or telex (where the receipt of such message is verified by return) expressly provided for hereunder, when received at such telecopy or telex number as may from time to time be specified in written notice to the other parties hereto or otherwise received), or if sent prepaid by certified or registered mail return receipt requested on the fifth Business Day after the day on which mailed, addressed to such party at said address:

          (A)  if to any of the Borrowers:

               Giant Cement Holding, Inc.
               320-D Midland Parkway
               Summerville, South Carolina 29485
               Attention:  Terry L. Kinder
                           Vice President and
                           Chief Financial Officer

               Telephone:     (803) 851-9898
               Telefacsimile: (803) 851-9876

               with a copy to:

               Keystone Cement Company
               Post Office Box A
               Bath, Pennsylvania 18014-0058
               Attention: Gary L. Pechota
                         President and CEO
               Telephone:     (610)837-2260
               Telefacsimile: (610) 837-2217


          (B)  if to the Secured Party:

               SouthTrust Bank of Alabama, National Association
               420 North 20th Street
               Birmingham, Alabama  35203
               Attention: Steven W. Davis
               Telephone:     (205)254-5403
               Telefacsimile: (205)254-4240

               with a copy to:

               SouthTrust Bank of Alabama
               150 2nd Avenue North
               Suite 470
               St. Petersburg, Florida 33701
               Attention:  Juliette S. Stapf
               Telephone:     (813) 898-4630
               Telefacsimile: (813) 898-5319

     19. Termination. This Security Agreement shall terminate when all the Obligations have been fully paid, satisfied and performed, or otherwise satisfied or provided for to the satisfaction of the Secured Party, and the Credit Agreement shall have been terminated at which time the Secured Party shall promptly release all of the Collateral from the security interest granted hereunder and take all action reasonably necessary to effectuate the same. Notwithstanding the foregoing provisions of this Section 19, in the event that any payment made or deemed made to the Secured Party in payment of any Obligation shall be rescinded or declared to be or become void, voidable or otherwise recoverable from the Secured Party for any reason whatsoever, the Lien in favor of the Secured Party created hereunder shall be and become reinstituted in respect of such Obligations until the same shall be thereafter fully and finally paid, satisfied and discharged.

     20. Interpretation; Partial Invalidity. Whenever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

     21. Miscellaneous; Remedies Cumulative. Unless the context of this Security Agreement otherwise clearly requires, references to the plural includes the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or". The section headings used herein are for convenience of reference only and shall not define, limit or extend the provisions of this Security Agreement. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Secured Party provided by law or under the Credit Agreement, the Loan Documents, or other applicable agreements or instruments. The making of the Loans to the Borrowers pursuant to the Credit Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon the obligations of the Borrower incurred pursuant to this Security Agreement.

     22. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Secured Party and each Borrower, and the right, remedies, powers, and privileges of the Secured Party hereunder shall inure to the benefit of the successors and assigns of the Secured Party; provided, however, that (i) no Borrower shall make any assignment hereof without the prior written consent of the Secured Party and (ii) the Secured Party may make assignments in compliance with Section 10.1 of the Credit Agreement.

     23. Counterparts. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

     24.  Governing Law.

          (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF SOUTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

          (B) EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF MECKLENBURG OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (C) EACH BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH BORROWER PROVIDED IN THE CREDIT AGREEMENT, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NORTH CAROLINA.

          (D) NOTHING CONTAINED IN SUBSECTIONS (B) OR (C) HEREOF SHALL PRECLUDE THE SECURED PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY BORROWER OR ANY OF SUCH BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

          (E) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH BORROWER HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A

     JURY AND EACH BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                            [Signature pages follow]

     IN WITNESS WHEREOF, the Borrower and the Secured Party have caused this Security Agreement to be duly executed by delivered by its respective officer thereunto duly authorized as of the date first above written.


                            GIANT CEMENT HOLDING, INC.

ATTEST:                     By: _______________________________________
                            Name: Terry L. Kinder
______________________      Title:   Vice President and Chief Financial
Officer
Assistant Secretary

[CORPORATE SEAL]


                            GIANT CEMENT COMPANY

ATTEST:                     By: _______________________________________
                            Name: Terry L. Kinder
______________________      Title:   Vice President and Chief Financial
Officer
Assistant Secretary

[CORPORATE SEAL]


                            KEYSTONE CEMENT COMPANY

ATTEST:                     By: _______________________________________
                            Name: Terry L. Kinder
______________________      Title:   Vice President
Assistant Secretary

[CORPORATE SEAL]

                             SIGNATURE PAGE 1 OF 3

                            GIANT RESOURCE RECOVERY COMPANY, INC.

ATTEST:                     By: _______________________________________
                            Name: Terry L. Kinder
______________________      Title:   Vice President and Chief Financial
Officer
Assistant Secretary

[CORPORATE SEAL]


                            GCHI INVESTMENTS, INC.

ATTEST:                     By: _______________________________________
                            Name: Terry L. Kinder
______________________      Title:   Vice President and Chief Financial
Officer
Assistant Secretary

[CORPORATE SEAL]


                            GIANT CEMENT NC, INC.

ATTEST:                     By: _______________________________________
                            Name: Terry L. Kinder
______________________      Title:   Vice President and Chief Financial
Officer
Assistant Secretary

[CORPORATE SEAL]

                             SIGNATURE PAGE 2 OF 3

                            SOUTHTRUST BANK OF ALABAMA, NATIONAL
                            ASSOCIATION, as Agent for the Lenders

                            By: _______________________________________
                            Name:   Steven W. Davis
                            Title:     Assistant Vice President


                            SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, as Lender


                            By: _______________________________________
                            Name:   Steven W. Davis
                            Title:     Assistant Vice President

                             SIGNATURE PAGE 3 OF 3

                           SCHEDULE 1 TO
                         SECURITY AGREEMENT

          Principal place of business, chief executive office and location of all Account Records and Account Documents:

1.   Giant Cement Holding, Inc.

  a. Principal Office:      320D Midland Parkway
                            Summerville, SC 29485

  b. Principal place of     320D Midland Parkway
     business:              Summerville, SC 29485

  c. Locations of Account   320D Midland Parkway
     Records and Account    Summerville, SC 29485
     Documents:

2.   Giant Cement Company

  a. Principal Office:      320D Midland Parkway
                            Summerville, SC 29485

  b. Principal place of     P. O. Box 218
     business:              654 Judge Street
                            Harleyville, SC 29448

  c. Locations of Account   320D Midland Parkway
     Records and Account    Summerville, SC 29485
     Documents:

3.   Keystone Cement Company

  a. Principal Office:      7311 Airport Road
                            P. O. Box A
                            Bath, PA 18014-0058

  b. Principal place of     Route 329, Box A
     business:              Bath, PA 18014-0058

  c. Locations of Account   7311 Airport Road
     Records and Account    P.O. Box A
     Documents:             Bath, PA 18014-0058

4.   Giant Resource Recovery Company, Inc.

  a. Principal Office:      320D Midland Parkway
                            Summerville, SC 29485

  b. Principal place of     P. O. Box 352
     business:              654 Judge Street
                            Harleyville, SC 29448

  c. Locations of Account   320D Midland Parkway
     Records and Account    Summerville, SC 29485
     Documents:

5.   GCHI Investments, Inc.

  a. Principal Office:      Organizational Services
                            P. O. Box 7048
                            Wilmington, DE 19803

  b. Principal place of     320D Midland Parkway
     business:              Summerville, SC 29485

  c. Location of Account    Organizational Services
     Records and Account    P.O. Box 7048
     Documents:             Wilmington, DE 19803

6.   Giant Cement NC, Inc.

  a. Principal Office:      320D Midland Parkway
                            Summerville, SC 29485

  b. Principal place of     Durham Terminal
     business:              P. O. Box 11097
                            Ellis Road, Durham, NC 27703

  c. Location of Account    320D Midland Parkway
     Records and Account    Summerville, SC 29485
     Documents:

                             SCHEDULE 2 TO
                           SECURITY AGREEMENT

                         Locations of Inventory
                     (Leased locations noted as such)

1.   Giant Cement Holding, Inc.

     None

2.   Giant Cement Company

     654 Judge Street, P. O. Box 218
     Harleyville, SC 29448

     Atlanta Terminal
     1815 Montreal Road
     Tucker, GA 30084
     [Leased Location]

3.   Keystone Cement Company

     Route 329, P. O. Box A
     Bath, PA 18014-0058

4.   Giant Resource Recovery Company, Inc.

     None

5.   GCHI Investments, Inc.

     None

6.   Giant Cement NC, Inc.

     Charlotte Terminal
     721 West Eleventh Street
     Charlotte, NC 28206
     [Leased Location]

     Durham Terminal
     P. O. Box 11097, 824 Ellis Road
     Durham, NC 27703

     410 Clay Street
     Durham, NC 27703
     [Leased Location]

                           SCHEDULE 3 TO
                         SECURITY AGREEMENT

    Inventory stored with bailee, warehouseman, or similar party

1.   Giant Cement Holding, Inc.

     None

2.   Giant Cement Company

     Southern Color and Chemical Company
     Seven Swisher Drive
     Cartersville, GA 30120

3.   Keystone Cement Company

     None

4.   Giant Resource Recovery Company, Inc.

     None

5.   GCHI Investments, Inc.

     None

6.   Giant Cement NC, Inc.

     None

                           EXHIBIT G

             Form of Opinion of Borrowers' Counsel



                             December 20, 1996



SouthTrust Bank of Alabama, National Association, as Agent, and each of the Lenders party to the Credit Agreement referenced below
420 North 20th Street
Birmingham, AL 35203

Re: $30,000,000 Revolving Credit Facility and $2,000,000 Letter of Credit Facility for Giant Cement Holding, Inc., Giant Cement Company, Keystone Cement Company, Giant Resource Recovery Company, Inc., GCHI Investments, Inc. and Giant Cement NC, Inc. (collectively, the "Borrowers" and individually, a "Borrower")

Gentlemen:

     We have acted as special counsel to each Borrower in connection with the revolving credit facility in the maximum aggregate principal amount at any time outstanding of $30,000,000 and the letter of credit facility in the amount of $2,000,000 being made available by you to the Borrowers on this date pursuant to the Credit Agreement of even date herewith among the Borrowers, each lender party thereto and SouthTrust Bank of Alabama, National Associates, as Agent for the Lenders (the "Credit Agreement") and the transactions contemplated by the Credit Agreement.

     This opinion is being delivered in accordance with the condition set forth in Section 4.1 (a) (ii) of the Credit Agreement. All capitalized terms not otherwise defined herein shall have the meanings provided therefor in the Credit Agreement.

     As such counsel, we have reviewed the following documents:

          1.   the Credit Agreement;

          2.   each Revolving Note;

          3.   the Security Agreement; and

          4.   the Financing Statements (as hereinafter defined).

All the foregoing documents are collectively referred to hereinafter as the "Loan Documents".

     For purposes of the opinions expressed below, we have assumed that all natural persons executing the Loan Documents have legal capacity to do so; all signatures on all documents submitted to us are genuine; all documents submitted to us as originals are authentic; and all documents submitted to us as certified copies or photocopies conform to the original documents, which themselves are authentic.

     In addition, for purposes of giving this opinion, we have examined corporate records of each Borrower, certificates of public officials, certificates of appropriate officials of each Borrower and such other documents or made such inquiries as we have deemed appropriate.

     Based upon and subject to the foregoing, it is our opinion that:

          1. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is organized and is duly qualified to transact business as a foreign corporation and is in good standing in all of jurisdictions in which the nature of its business requires such qualification. Each Borrower has full corporate power and authority to own its assets and conduct the businesses in which it is now engaged, and each Borrower has full corporate power and authority to enter into each of the Loan Documents to which it is a party and to perform its obligations thereunder.

          2. Each of the Loan Documents has been duly authorized by the Board of Directors of each Borrower, has been executed and delivered by each Borrower, and constitutes the legal, valid and binding obligation of the Borrower, enforceable against in accordance with its respective terms, except (i) as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors' rights generally and
     (ii) as the enforceability of the remedial provisions thereof may be limited by general equitable principles; provided, however, the application of such equitable principles or limitations of law does not, in our opinion, materially interfere with the practical realization of the benefits and security intended to be conferred under the Loan Documents.

          3. Neither the execution or delivery of, nor performance by each Borrower of its respective obligations under, the Loan Documents,
     (a) does or will conflict with, violate or constitute a breach of (i) the charter or bylaws of such Borrower, (ii) any laws, rules or regulations applicable to such Borrower or (iii) any contract, agreement, indenture, lease, instrument, other document, judgment, writ, determination, order, decree or arbitral award to which such Borrower is a party or by which such Borrower or any of its properties is bound, or (b) requires the prior consent of, notice to or filing with any Governmental Authority, or (c) does or will result in the creation or imposition of any Lien of any nature upon or with respect to any of the properties of any Borrower, except for the Liens in favor of you expressly created pursuant to the Security Agreement.

          4. There is no pending or, to the best of our knowledge, threatened, action, suit, investigation or proceeding (including without limitation any action, suit, investigation or proceeding under any environmental or labor law), nor is there any basis therefor, before or by any court, or governmental department, commission, board, bureau, instrumentality, agency or arbitral authority, (i) which calls into question the validity or enforceability of the Loan Documents, or the titles to their respective offices or authority of any officers of any Borrower or (ii) an adverse result in which would have a Material Adverse Effect.

          5. No Borrower is subject to any charter, bylaw or other corporate restrictions nor, to the best of our knowledge, is any Borrower party to or bound by any contract or agreement which (i) materially and adversely affects its business, properties or condition (financial or otherwise), or (ii) restricts, limits, or prohibits payment of the Loans and Obligations or performance of its obligations pursuant to the terms of the Loan Documents.

          6. None of the transactions contemplated by the Credit Agreement, including, without limitation, the use of the proceeds of the Loans made available to the Borrowers, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, any regulations issued pursuant thereto, or regulations G, T, U or X of the Board of Governors of the Federal Reserve System, and to the best of our knowledge the Borrowers do not own or intend to purchase or carry any "margin securities" as defined in said regulations.

          7. The Security Agreement is effective to create a valid security interest in favor of the Agent for the benefit of the Lenders in the Collateral described therein. The Uniform Commercial Code Financing Statements on Form UCC-1 described on Schedule A attached hereto (collectively, the "Financing Statements") have been duly executed and delivered to the Agent and are in form, number and content sufficient (together with the tender of necessary filing fees) for filing with the respective filing offices described on Schedule A with the effect that, upon such filing, the Agent shall have a duly perfected security interest for the benefit of the Lenders in the Collateral described in the Security Agreement to the extent that a security interest in such Collateral can be perfected by the filing of financing statements under the Uniform Commercial Code as in effect in the appropriate jurisdictions and the proceeds thereof and no further filings or recordations are necessary to perfect the security interests created by the Security Agreement. Such security interest will have priority over any other consensual security interests in the same property that are perfected by the filing of a financing statement subsequent to the date of such filings on your behalf, except for purchase money security interests.

     We are not expressing any opinion as to any matter relating to any jurisdiction other than the laws of the State of __________________ and the United States of America and we assume no responsibility as to the applicability of the laws of any other jurisdiction as to the subject transaction or the effect of such laws thereon.

     Our opinions contained herein are rendered only as of the date hereof and we undertake no obligation to update our opinions after the date hereof.

     Our opinions contained herein are rendered solely for your information in connection with the Loan Documents and may not be relied upon in any manner by any other person, entity or agency, or by you for any other purpose. Without our prior written consent our opinions herein shall not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purposes whatsoever, or furnished to any other person, entity or agency, except as may be required by you by applicable law or regulation or in accordance with any auditing or oversight function or request of regulatory agencies to which you are subject.

     In rendering the foregoing opinion in paragraph 7 above, we have relied upon the opinion of _____________________ of even date herewith, a copy of which is attached hereto, as to matters involving the application of the laws of the State of ______________; such opinion is acceptable to us in form and substance and in our opinion you may reasonably rely thereon.

                                   Very truly yours,

                           EXHIBIT H

                     Compliance Certificate


SouthTrust Bank of Alabama, National Association,
  as Agent for the Lenders
420 North 20th Street
Birmingham, Alabama 35203
Attention: Southeastern Corporate Banking

     Reference is made to the Credit Agreement dated as of December 20, 1996 (the "Agreement") among Giant Cement Holding, Inc., a Delaware corporation, Giant Cement Company, a Delaware corporation and wholly owned subsidiary of Giant Holding, Keystone Cement Company, a Pennsylvania corporation and wholly owned subsidiary of Giant Holding, Giant Resource Recovery Company, Inc., a Delaware corporation and wholly owned subsidiary of Giant Holding, GCHI Investments, Inc., a Delaware corporation and wholly owned subsidiary of Giant Holding, and Giant Cement NC, Inc., a South Carolina corporation and wholly owned subsidiary of Giant Holding (each a "Borrower" and collectively, the "Borrowers"), the Lenders (as defined in the Agreement), and SouthTrust Bank of Alabama, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of September 30, 1996 (the "Determination Date") as follows:

1.   Calculations:

     A. Compliance with Section 7.1: Consolidated Indebtedness for Money Borrowed to Consolidated Tangible Net Worth

          1.   Consolidated Indebtedness for Money Borrowed
                                                      $__________

          2.   Consolidated Tangible Net Worth        $__________

               a.  Consolidated Shareholders Equity   $__________
               b.  Reserves                           $__________
               c.  Net book value of intangible assets$__________
               d.  Difference of a. - b. - c.         $__________

          3.   Ratio of A.1. to A.2.                _____ to 1.00


          Required: Line A.3. must not be greater
          than 1.50 to 1.00.

     B.   Compliance with Section 7.2: Consolidated Fixed Charge Ratio

          1.   Consolidated EBITDA                    $__________

               a.   Consolidated Net Income           $__________
               b.   Consolidated Interest Expense     $__________
               c.   Income Taxes                      $__________
               d.   Amortization                      $__________
               e.   Depreciation                      $__________
               f.   Sum of a+b+c+d+e                  $__________

          2.   Consolidated Lease Expense             $__________

          3.   B.1.f. + B.2                           $__________

          4.   Consolidated Fixed Charges             $__________

               a.   Consolidated Interest Expense     $__________
               b.   Consolidated Lease Expense        $__________
               c.   Current Maturities of Consolidated
                    Indebtedness for Money Borrowed   $__________
               d.   Sum of a+b+c+d                    $__________

          5.   Ratio of B.3. to B.4.d.              _____ to 1.00

          Required: Line B.5. must not be less
          than 1.50 to 1.00.

     C.   Compliance with Section 7.3: Consolidated Current Ratio

          1.   Consolidated Current Assets            $__________

          2.   Consolidated Current Liabilities       $__________

          3.   Ratio of C.1. to C.2.                _____ to 1.00

          Required: Line C.3. must not be less
          than 1.25 to 1.00.

     D.   Compliance with Section 7.4: Capital Expenditures

          1.   Capital Expenditures as of
               most recent Fiscal Year end            $__________

          2.   Depreciation as of most
               recent Fiscal Year end                 $__________

          3.   D.2.  x 2                              $__________

          Required: Line D.1. must not exceed
          line D.3.

     E.   Compliance with Section 7.5: Consolidated Tangible Net Worth

          1.   Consolidated Tangible Net Worth        $__________

          Required: Line E.1 must not be less than line E.6 as calculated below:

          2.   $60,000,000 or Consolidated Tangible Net Worth
               required as of the end of all Fiscal Years after
               December 31, 1996                      $__________

          3.   Consolidated Net Income                $__________

          4.   E.3 x .50                              $__________

          5.   Net Proceeds of equity issues          $__________

          6.   E.2 + E.4 + E.5                        $__________


2.   No Default

               A.     Since  __________  (the  date  of  the  last  similar
          certification), (a) the Borrowers have not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in Article VIII of the Agreement has occurred and is continuing.

               B. If a Default or Event of Default has occurred since __________ (the date of the last similar certification), the Borrowers propose to take the following action with respect to such Default or Event of Default: _______________________________
          _________________________________________________________________
          _____________________________________.
               (Note, if no Default or Event of Default has occurred, insert "Not Applicable").

     The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with Section 6.1 of the Agreement.

IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, 19___.

                              Giant Cement Holding, Inc.
                              Giant Cement Company
                              Keystone Cement Company
                              Giant Resource Recovery Company, Inc.
                              GCHI Investments, Inc.
                              Giant Cement NC, Inc.


                              By: ______________________________________
                                         Authorized Representative
                              Name:_____________________________________

                               Schedule 5.5
                               ------------
                           Ownership Interests

                                  (NONE)

                               Schedule 5.6
                               ------------
                               Indebtedness

Giant Cement Company
--------------------

1.   Schedule 5.16 ERISA Liabilities

2. Revolving Loan Agreement between Giant Cement Company and General Electric Capital Corporation, dated November 23, 1993, as amended September 29, 1994, as amended January 17, 1995, as amended February 5, 1995, and as further amended April 30, 1995 *

3. Term Loan Agreement between Giant Cement Company and The CIT Group/Equipment Financing, Inc., dated November 23, 1993, as amended October 6, 1994, and as further amended August 31, 1995. Original principal balance $12,500,000 **

4. General Electric Capital Corporation (ABN AMRO Bank NV) Letter of Credit number S930360, dated November 26, 1993, in favor of S C Dept. of Health and Environmental Control (SC DHEC), in the amount of $800,000

5.   Schedule 5.7 Liens

6.   Various Leases, equipment financing, etc.
     NationsBanc         Original balance $176,192
     NationsBanc         Original balance $387,746
     CIT                 Original balance $349,000
     Safeco Credit       Original balance $348,812
     SouthTrust          Original balance $696,899


Keystone Cement Company
-----------------------

1.   Schedule 5.16 ERISA Liabilities

2.   Schedule 5.7 Liens

3. Revolving Loan Agreement between Keystone Cement Company and General Electric Capital Corporation, dated November 23, 1993, as amended September 29, 1994, as amended January 17, 1995, as amended February 5, 1995, and as further amended April 30, 1995 *

4. General Electric Capital Corporation (ABN AMRO Bank N V) Letters of Credit numbers S930353, S9303354 and S930355, each dated November 26, 1993, in favor of Pennsylvania Dept. of Environmental Control, in the amounts of $383,164, $10,000, and $357,240, respectively

5. Term Loan Agreement between Keystone Cement Company, Giant Cement Holding, Inc., Giant Cement Company, Giant Resource Recovery Company, Inc. and Meridian Bank dated December 29, 1995. original principal balance $5,000,000 *

6.   Various Leases, equipment financing, etc.
     Caterpillar         Original balance $335,100
                         Original balance $264,000
                         Original balance $241,448
                         Original balance $180,872
     Meridian Bank       Original balance $ 38,883
                         Original balance $ 12,809
     Park Corp           Original balance $665,000


* Obligations under this agreement are being terminated concurrently with the consummation of the transactions contemplated under the Credit Agreement

** Certain obligations and security interests relating to accounts receivable and inventory are being terminated concurrently with the consummation of the transactions contemplated under the Credit Agreement

                                                               SCHEDULE 5.7
                                                               ------------
                                   LIENS
                                   -----

1. By Pneu-Meck Systems Manufacturing, Inc., as secured party, against Giant Resource, as debtor, with respect to specific equipment.

2. By Signet Leasing and Financial Corporation, as secured party, against Giant Cement, as debtor, with respect to specific equipment.

3. By General Electric Capital Corporation ("GECC"), as secured party, against Giant Cement, as debtor, with respect to specific equipment (assigned by Signet Leasing and Financial Corporation to GECC; and assigned by ITT Commercial Finance Corp. to Signet Leasing and Financial Corporation).

4. By GECC, as secured party, pursuant to the Credit Agreement dated November 23, 1993 among Giant Cement Company, Keystone Cement Company and GECC. Such Liens will be terminated immediately following the consummation of the transactions contemplated by the Credit Agreement.

5. By Meridian Bank (now by merger known as "CoreStates Bank"), as secured party, pursuant to the Loan Agreement dated December 29, 1995 among Giant Cement Holding, Inc., Giant Cement Company, Keystone Cement Company, Giant Resource Recovery Company, Inc., and Meridian Bank. Such Liens will be terminated immediately following the consummation of the transactions contemplated by the Credit Agreement.

6. By The CIT Group/Equipment Financing, Inc. ("CIT"), as secured party, pursuant to the Secured Promissory Note dated November 23, 1993 made by Giant Cement Company in favor of CIT and pursuant to the Loan and Security Agreement dated November 23, 1993 between Giant Cement Company and CIT, as amended. Such Liens relating to accounts receivable and inventory will be terminated immediately following the consummation of the transactions contemplated by the Credit Agreement.

7. By CIT, as secured party, pursuant to the South Carolina Mortgage, Security Agreement and Assignment of Leases and Rents dated November 23, 1993 between CIT and Giant Cement.

8. By CIT, as secured party, pursuant to the North Carolina Deed of Trust, Security Agreement and Assignment of Rents dated November 23, 1993 among Giant Cement, as grantor, William Stoebig, as trustee and CIT, as beneficiary.

                               Schedule 5.16
                               -------------
                          Employee Benefit Plans


None, except.

Giant Cement Holding, Inc.

-    Giant Cement Holding, Inc. Flexible Benefits Plan

Giant Cement Company, GRR and Giant-NC

Pension Plans:
-    Giant Cement Company 401(k) Profit Sharing Plan
- Retirement Plan for the Hourly Employees of Giant Cement Company (Projected Benefit Obligation in excess of Plan assets was $2,104,306 at 10/01/95)
- Retirement Plan for Salaried Employees of Giant Cement Company (Projected Benefit Obligation in excess of Plan assets was $2,302,756 at 10/01/95)
-    Giant Cement Company Hourly Employee 401(k) Plan

Welfare Plans:
-    Group Insurance Plan for Giant Cement Company
-    Giant Cement Company Supplemental Unemployment Benefit Plan
-    Group Accidental Death & Dismemberment Plan for Giant Cement Company

Keystone Cement Company

Pension Plans:
-    Keystone Cement Company 401(k) Profit Sharing Plan
- Retirement Plan for Salaried Employees of Keystone Cement Company (Projected Benefit Obligation in excess of Plan assets was $1,177,456 at 10/01/95)
- Retirement Plan for the Hourly Employees of Keystone Cement Company (Projected Benefit Obligation in excess of Plan assets was $3,512,211 at 10/01/95)
-    Keystone Cement Company Hourly Employee 401(k) Plan

Welfare Plans:
-    Keystone Cement Company Group Insurance Plan
-    Keystone Cement Company Accidental Death & Dismemberment Plan
-    Keystone Cement Company Supplemental Unemployment Benefit Plan

                               Schedule 5.18
                               -------------
                            Hazardous Materials

Hazardous materials include all materials the Companies are permitted to store or use in the following permits:

Giant Cement Company
--------------------

Air Quality Permit No. 0900-0002
--------------------------------
Solvent Burning Permit No. 0900-0002-CF, issued 10/27/87
Issued by the Bureau of Air Quality Control at SCDHEC
Issued May 31, 1986
Expired May 31, 1991
Renewal in process, operate under conditions of existing permit

EPA and State RCRA Part B Permit (SCD 003 351 699)
--------------------------------------------------
effective October 30, 1992 (5 Year Permits)

EPA BIF Interim Status Permit (SCD 003 351 699)
-----------------------------------------------
granted on October 11, 1991

Hazardous Waste Permit Application Part A
-----------------------------------------
last filed with EPA and SCDHEC on 6/24/93

Industrial Waste Permit - IWP-244
---------------------------------
issued by Bureau of Solid and Hazardous Waste Management of SCDHEC
January 9, 1993

SC Radioactive material License No. 055
---------------------------------------
issued June 23, 1993, by the Bureau of Radiological Health of SCDHEC Expires June 30, 1998

US DOT Hazardous Materials Certificate of Registration No. 062194 010 013C
--------------------------------------------------------------------------
issued annually in June of each year (6/23/95)

Keystone Cement Company
-----------------------

Permit for Hazardous Waste Treatment, Storage and/or Disposal Facility
----------------------------------------------------------------------
#PAD002389559, issued on December 27, 1991
expires 12/26/01

Permit for Storage Tanks - 1A, 1B, 2A, 2B, 33,000 Gallon
--------------------------------------------------------
#48-312-001, issued on August 4, 1986
expired 6/30/92, submitted renewal on 5/12/92

Permit for Solvent Storage Tanks
--------------------------------
#48-312-001A, issued December 27, 1991
expired 4/30/94, submitted renewal on 5/6/94

Permit for Residual Landfill
----------------------------
#301085, issued December 30, 1986, no expiration

Permit for Residual Waste Facility
----------------------------------
#300985, issued February 13, 1986, no expiration

Permit for Residual Fuel Storage
--------------------------------
#48-309-079, issued January 1, 1995
expires 6/30/97

Permit for Fuel Storage Bin
---------------------------
#48-309-079A, issued December 27, 1991
expired 4/30/94, submitted renewal on 5/6/94

                          Schedule 7.9
                          ------------
                          Investments

                             None.